UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

DUNE ENERGY, INC.
(Name of Registrant as Specified in Its Charter)

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DUNE ENERGY, INC.

Two Shell Plaza, 777 Walker Street, Suite 2300

Houston, Texas 77002

April 29, 2013

TO OUR STOCKHOLDERS:

You are cordially invited to attend our 2013 Annual Stockholders’ Meeting to be held at the DoubleTree Downtown, 400 Dallas Street, Houston, Texas 77002 on Wednesday, June 5, 2013, at 11:00 a.m. local time.

We have attached a Notice of Annual Meeting of Stockholders and Proxy Statement that discuss the matters to be presented at the meeting. A copy of our 2012 Annual Report on Form 10-K is also enclosed. You may also view these materials at http://www.RRDEZProxy.com/2013/DuneEnergy.

In addition to acting on the matters listed in the Notice, we will discuss our progress and you will be given an opportunity to ask questions of general interest to all stockholders.

You may vote your shares by submitting a proxy by Internet, by telephone, or by completing, signing, dating and returning the enclosed proxy card or by voting in person at the Annual Meeting. The proxy card describes your voting options in more detail. If for any reason you desire to revoke your proxy, you can do so at any time before it is voted.

James A. Watt
President and Chief Executive Officer

DUNE ENERGY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE	•	Wednesday, June 5, 2013, at 11:00 a.m. Central Time

PLACE	•	DoubleTree Downtown, 400 Dallas Street, Houston, Texas 77002

PURPOSES	•	To elect our Directors;

	•	To ratify the appointment of our selection of MaloneBailey, LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013;

	•	To conduct an advisory vote on the compensation of the named executive officers;

	•	To conduct an advisory vote on the frequency of stockholder votes on executive compensation;

	•	To approve an amendment to our Stock Incentive Plan; and

	•	To transact any other business that properly comes before the meeting or any adjournment of the meeting.

RECORD DATE	•	You can vote if you were a stockholder of record at the close of business on May 6, 2013

By order of the Board of Directors,

Frank T. Smith, Jr.
Senior Vice President, Chief Financial Officer and Secretary

April 29, 2013

Houston, Texas

i

DUNE ENERGY, INC.

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE SOLICITATION

We are sending you these proxy materials in connection with the solicitation by the Board of Directors of Dune Energy, Inc. (OTC Bulletin Board: DUNR) of proxies to be used at Dune’s annual meeting of stockholders to be held on June 5, 2013 and at any adjournment or postponement of the meeting. “We”, “our”, “us”, the “Company” and “Dune” all refer to Dune Energy, Inc. The proxy materials are first being mailed on or about May 14, 2013.

Who may vote

You will be entitled to vote at the annual meeting only if our records show that you held your shares of common stock of the Company, par value $0.001 per share (the “common stock”) on May 6, 2013. At the close of business on April 26, 2013, a total of 59,006,648 shares of our common stock were outstanding and entitled to vote. Each share of common stock has one vote.

Voting by proxy

If your shares are held by a broker, bank or other nominee, it will send you instructions that you must follow to have your shares voted at the annual meeting. If you hold your shares in your own name as a record holder, you may instruct the proxy agents how to vote your shares by completing, signing, dating, and mailing the proxy card in the enclosed postage-paid envelope. In addition, you may cast your vote via the internet or by telephone as set forth on the enclosed proxy card. Of course, you can always come to the meeting and vote your shares in person.

The proxy agents will vote your shares as you instruct. If you sign and return your proxy card without giving instructions, the proxy agents will vote your shares FOR each person named in this Proxy Statement as a nominee for election to our Board of Directors, FOR the ratification of the selection of MaloneBailey LLP as the Company’s independent registered public accounting firm, FOR the advisory vote to approve the compensation of the named executive officers, FOR the advisory vote to hold advisory stockholder votes to approve the compensation of the named executive officers every three years, and FOR the amendment to the Company’s Stock Incentive Plan.

How to revoke your proxy

You may revoke your proxy at any time before it is voted. If you are a record stockholder, you may revoke your proxy in any of the following ways:

•	by giving notice of revocation at the annual meeting;

•	by delivering to the Company’s Senior Vice President, Chief Financial Officer and Secretary at our executive offices, on or prior to the annual meeting, written instructions revoking your proxy;

•	by delivering to the Company’s Senior Vice President, Chief Financial Officer and Secretary at our executive officers, on or prior to the annual meeting, an executed proxy bearing a later date; or

•	by voting in person at the annual meeting.

How votes will be counted

The annual meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock entitled to vote, is represented at the meeting. If you have returned a valid proxy or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced. Abstentions and broker “non-votes” are counted in determining whether a quorum is present. A “broker non-vote” occurs when a broker, bank or nominee that holds shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.

If a quorum is not present at the annual meeting, a majority of the shares present, in person or by proxy, has the power to adjourn the meeting from time to time until a quorum is present. Other than announcing at the annual meeting the time and place of the adjourned meeting, no notice of the adjournment will be given to stockholders unless required because of the length of the adjournment.

Directors will be elected by a plurality of the votes cast. The affirmative vote of a majority of the votes cast is required to approve all other matters voted on at the meeting.

Abstentions and broker “non-votes” are not counted in the election of directors and the approval of any other matter. Abstentions with respect to Proposal 2, ratification of appointment of independent public accounting firm, will have the same effect as a vote against that proposal. Furthermore, brokers have the discretionary authority to vote on Proposal 2.

Cost of this proxy solicitation

We will pay the cost of the proxy solicitation. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Our Board of Directors currently has seven members. Each current member of our Board of Directors is standing for election, to hold office until the next annual meeting of stockholders.

Your proxy will be voted FOR the election of the seven nominees named below, unless you withhold authority to vote for any or all of the nominees. Management has no reason to believe that a nominee will be unwilling or unable to serve as a director. The Nominations and Corporate Governance Committee of the Board of Directors nominated each of the candidates for election. However, if a nominee is unwilling or unable to serve, your proxy will be voted for another nominee designated by our Board of Directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE SEVEN NOMINEES NAMED BELOW TO SERVE AS MEMBERS OF THE COMPANY’S BOARD, TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS.

Nominees for Director

The following sets forth information concerning the seven nominees for election as directors at the Annual Meeting, including information as to each nominee’s age as of March 31, 2013, position with the Company and business experience during the past five years. All nominees are currently serving as directors and are standing for re-election. Michael R. Keener,. Dr. Alexander A. Kulpecz, Jr., Robert A. Schmitz and Eric R. Stearns were appointed in connection with the Company’s financial restructuring. On March 28, 2013, Marjorie L. Bowen and John R. Brecker were appointed by the Board of Directors to fill vacancies on the Board of Directors left by the resignations of Stephen P. Kovacs and Emanuel R. Pearlman.

James A. Watt, age 63, became a Director of our Company on April 16, 2007 and our President and Chief Executive Officer on April 17, 2007. Mr. Watt served as the Chief Executive Officer of Remington Oil and Gas Corporation from February 1998 and the Chairman of Remington from May 2003, until Helix Energy Solutions Group, Inc. (NYSE: HLX) acquired Remington in July 2006. From August 2006 through March 2007, Mr. Watt served as the Chairman and Chief Executive Officer of Maverick Oil & Gas, Inc. (OTC: MVOG.OB). Mr. Watt currently serves on the Board of Directors of Helix and Bonanza Creek Energy, Inc. (NYSE: BCEI). Mr. Watt received a B.S. in Physics from Rensselaer Polytechnic Institute. As a result of these professional experiences, Mr. Watt possesses particular knowledge and experience in the operations of oil and gas companies that strengthen the board’s collective qualifications, skills, and experience.

Marjorie L. Bowen, age 48, was first appointed a Director effective March 28, 2013. Ms. Bowen held positions of increasing responsibility from 1989 through 2007 at Houlihan Lokey Howard & Zukin, Inc., an international advisory-focused investment banking firm. While at Houlihan Lokey, Ms. Bowen served as a Managing Director, providing advice to public company boards of directors and transactional and financial advisory services in a range of corporate matters, including mergers and acquisitions, debt and equity reorganizations and other financial and strategic transactions, governance and shareholder issues. Ms. Bowen was also a member of the firm’s Management Committee for Financial Advisory Services. Ms. Bowen also currently serves on the board of Global Aviation Holdings, and serves as Chair of the Audit Committee for that company. Ms. Bowen has previously served on the boards of directors of Talbots Inc., a publicly traded women’s apparel company, Texas Industries, Inc., a publicly traded supplier of heavy construction materials, as well as other privately held company boards, and has had various positions on the audit, compensation, and governance and nominating board committees at these companies. Ms. Bowen received her undergraduate degree from Colgate, and an MBA from University of Chicago with a concentration in finance. Ms. Bowen’s background in finance and corporate governance will help shape the future direction of the company.

John R. Brecker, age 50, was first appointed a Director effective March 28, 2013. Mr. Brecker has served as an executive with director and management experience in investing and operations, both domestic and internationally, including in the chemical, retail, auto, and shipping sectors. Mr. Brecker has also served on numerous boards, including from 2012 to the present on Catalyst Paper Corporation as an Audit Committee member, and Broadview Network Holdings as a Compensation Committee member. From 1999 through June 2012 Mr. Brecker served as the Principal and Co-founder of Longacre Fund Management, L.L.C. Mr. Brecker received his law degree from St. John’s University School of Law and his undergraduate degree from American University. Mr. Brecker’s background in finance, audit, and strategic planning will help shape the future direction of the company.

Michael R. Keener, 54, became a Director of our Company in January 2012. He has been the principal/owner since January of 2011 of KP Energy, a private company focused on providing Mezzanine Debt, Private Equity and Direct Asset ownership to North American Exploration and Production companies. From October of 2009 until December of 2010, Mr. Keener served as Managing Director of Imperial Capital, LLC and from February 2003 until October 2009 he served as Principal and Managing Director of Petrobridge Investment, LLC. Mr. Keener received a B.S. in Business Administration—Accounting from Bloomsburg University and an MBA from Loyola University. Mr. Keener’s prior banking experiences for smaller exploration and production companies provide a high level of understanding of the Company’s challenges.

Dr. Alexander A. Kulpecz, Jr., age 59, became a Director of our Company in January 2012. He is currently managing EP Partner of Pulser Energy, LLP (London) an investment group focused on energy and CEO of Alexander Energy Limited (Houston). He has served in these positions since 2006, and 2008 respectively. From 1978 to 1998, Dr. Kulpecz had technical and management positions of increasing responsibility with the Royal Dutch Shell group concluding as Executive Director and Executive Vice President of Shell International Gas and Power. From 1998 to 2000 he was President of Azurix International. Dr. Kulpecz received a B.A. and MSC degree in Geology from Rutgers, an MBA from Henley (UK) and a PhD from Imperial College of Science and Medicine, University of London in subsurface petroleum engineering. Dr. Kulpecz’ extensive exploration and production background provide an excellent base to assist in the evaluations of the Company’s programs.

Robert A. Schmitz, age 72, became a Director of our Company in January 2012. He has served as Co-Founder of Quest Turnaround Advisors since 2000, an advisory firm serving debtors and creditors of distressed companies. Mr. Schmitz was the Chief Restructuring Officer of Fontainebleau Miami JV, LLC in 2010 and of WorldSpace Inc. from 2008 to present. From 2010-2012, Mr. Schmitz served as a member of the Board of Houghton Mifflin Harcourt Holdings, Inc. From 2003-2007 he served as non-executive chairman of the board of Premium TV, Ltd. From 2009-2011 he served on the Board of Sun Times Media Group which was sold to a private group of investors. Mr. Schmitz received a BA in Economics from the University of Michigan and a SM from the Sloan School of Management at the Massachusetts Institute of Technology. Mr. Schmitz serves as Chairman of the Board. Mr. Schmitz’ experience advising companies through turnaround situations will benefit the Company as it continues to move forward from its restructuring.

Eric R. Stearns, age 55, became a Director of our Company in January 2012. He is currently President, CEO and a member of the Board of Directors of Puckett Land Company, a privately held Colorado energy company. He has served in this position from July 2011 to present. Mr. Stearns served from 1985-2009 in technical and management positions of increasing responsibility with Petroleum Development Corporation concluding as Executive Vice President. Mr. Stearns received a B.S. in Geology from Virginia Polytechnic Institute and State University. Mr. Stearns’ extensive exploration and production background provide an excellent base to assist in the evaluations of the Company’s programs.

Board of Directors Independence

The Board of Directors’ Nominations and Corporate Governance Committee (the “Nominations Committee”) has affirmatively determined that each of Ms. Bowen and Messrs. Brecker, Keener, Kulpecz,

Schmitz and Stearns, constituting a majority of the members of the Board of Directors, qualify as “independent” by our Board of Directors, and the applicable rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The definition of “independent” is also set forth the Company’s Corporate Governance Guidelines, which are posted on the Company’s website. In making this determination, the Nominations Committee has concluded that none of these members has a relationship which, in the opinion of the Nominations Committee, is material and would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our only non-independent, management director is Mr. Watt, our current President and Chief Executive Officer. Our Nominations Committee reviews and analyzes this independence determination annually.

Leadership Structure of the Board

As prescribed by our Amended and Restated Bylaws, the Chairman of the Board of Directors has the power to preside at all meetings of the Board. Mr. Schmitz currently serves as the Chairman of our Board. The Nominations Committee believes that Mr. Schmitz’ experience advising companies through turnaround situations makes him the appropriate leader of the Board.

Risk Oversight

While it is the job of management to assess and manage our risk, the board and its audit committee (each where applicable) discuss the guidelines and policies that govern the process by which risk assessment and management is undertaken and evaluate reports from various functions with the management team on risk assessment and management. The Board interfaces regularly with management and receives periodic updates on operational, financial, legal and risk management matters. The Audit Committee assists the Board in oversight of the integrity of our financial statements. We do not believe that the Board’s role in risk oversight has an effect on the Board’s leadership structure.

Stockholder Communications with the Board of Directors

Any stockholder or other interested party wishing to send written communications to any one or more of the Company’s directors may do so by sending them in care of the Company’s General Counsel at the Company’s principal executive offices. All such communications will be forwarded to the intended recipient(s).

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics (“Code of Conduct and Ethics”) that applies to all our directors, officers and employees, including our Chairman, President and Chief Executive Officer, Chief Financial Officer and Senior Vice Presidents. A copy of our current Code of Conduct and Ethics can be found at our website at www.duneenergy.com. All documents which we have filed on the SEC’s EDGAR system are available for retrieval on the SEC’s website at www.sec.gov, and are also available to the public from commercial document retrieval services. You may also obtain a copy of our Code of Conduct and Ethics at no cost, by writing or telephoning us at: Dune Energy, Inc., Two Shell Plaza, 777 Walker Street, Suite 2300, Houston, Texas 77002 (tel.: 713-229-6300). We undertake to make all disclosures that are required by applicable law concerning any subsequent amendments to, or waivers from, any provision of the Code of Conduct and Ethics.

Board of Directors meetings and committee meetings

During 2012, our Board of Directors held 18 meetings. During 2012, each Director attended not less than 75% of the aggregate total number of Board of Directors meetings and meetings of the committees on which he serves. Each then-serving member of the Board of Directors attended the 2012 annual meeting.

During 2012 we had an Audit Committee, Compensation Committee, Nominations and Corporate Governance Committee, Health Safety and Environmental Committee and Strategic Development Committee.

Audit Committee

Please read “Proposal Two—Ratification of Appointment of Independent Registered Public Accounting Firm.”

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted procedures for pre-approving certain audit, review or attest engagements and permissible non-audit services including fees and terms thereof, to be provided by the independent registered public accounting firm. These procedures include reviewing a budget for audit and permissible non-audit services. As part of any pre-approval, the Audit Committee considers whether such services are consistent with the SEC rules on auditor independence. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firms to ensure that such services are within the parameters approved by the Audit Committee.

Nominations and Corporate Governance Committee

Our Nominations Committee was formed for the primary purposes of: (a) identifying individuals qualified to become members of the Board of Directors and, with respect to our stockholders’ meetings, selecting or recommending that the Board of Directors select the director nominees for election at our annual meeting or filling any vacancies on the Board of Directors; and (b) developing and recommending to the Board of Directors a set of corporate governance principles applicable to our Company and its operations, including reviewing and modifying, as necessary, our Code of Conduct and Ethics previously adopted by the Board of Directors.

The Nominations Committee members are Alexander A. Kulpecz, Jr., John R. Brecker and Marjorie L. Bowen, who serves as Chairman, all of whom are independent directors.

The Board of Directors has adopted a written charter for the Nominations Committee, a copy of which is available on our website. The Nominations Committee shall be composed of at least two, but no more than three, independent directors on the Board of Directors. All members of the Nominations Committee must be independent as defined in our Governance Standards for Directors and Committees of the Board, a copy which is available on our website.

Our Nominations Committee has endorsed all incumbent director nominees standing for re-election at our 2013 annual stockholders’ meeting, affirmatively finding that such nominees present the qualifications necessary to be nominated as a director under the Standards for Director Qualification, which form a part of the Company’s Governance Standards for Directors and Committees of the Board, adopted by the Board of Directors.

Standards for Director Qualifications

As envisioned by its charter, our Nominations Committee will identify individuals qualified to become board members consistent with criteria established by the committee under its “Standards for Director Qualification.” Under these standards, directors are expected to bring to the Company a range of experience, knowledge and judgment and to act with integrity and commitment to our Company, our business plans and long-term stockholder value. Directors are expected to be active and maintain an attitude of constructive skepticism and participate in corporate affairs by asking questions that require accurate, honest explanations. The Nominations Committee does not have a policy with regard to the consideration of diversity in identifying director nominees. Directors must represent the interests of all stockholders. Directors should also have relevant business and industry experience in order to provide a useful perspective on significant risks and competitive advantages facing us, and in particular, should demonstrate competence in one or more of the following areas: accounting or finance, markets, business or management experience, oil and gas industry knowledge, end user experience or perspective, crisis management, or leadership and strategic planning. Directors will also be expected to become familiar with the qualitative requirements necessary to serve as a director of a corporation engaged in the oil and gas industry.

Identifying and Evaluating Nominees for Directors

Our Nominations Committee uses various methods for identifying and evaluating nominees for director. The Nominations Committee intends to regularly assess the appropriate size of the board, and whether any vacancies on the board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominations Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominations Committee through recommendations by current board members, professional search firms, stockholders or other persons. Candidates are evaluated at regular or special meetings of the Nominations Committee, and may be considered at any point during the year.

The Nominations Committee will consider stockholder nominations properly submitted to the committee at our Company address following verification of the stockholder status of any persons proposing candidates. Any recommendations are considered as a whole by the Nominations Committee at a regularly scheduled meeting prior to the issuance of the proxy statement for our annual meeting of stockholders. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominations Committee. The Nominations Committee may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, the Nominations Committee seeks to achieve those qualifications outlined elsewhere in this Proxy Statement and set forth in the committee’s charter.

The Nominations Committee will consider stockholder nominations properly submitted at our Company’s next annual meeting in accordance with the procedure set forth on the last page of this proxy statement and the regulations promulgated by the SEC, Delaware law and our constituent documents.

Although the Nominations Committee will consider candidates recommended by stockholders, it may determine not to recommend that the Board of Directors, or the Board of Directors may determine not to, nominate those candidates for election to the Board of Directors. During 2012, 1 meeting of the Nominations Committee was held.

Compensation Committee

Our Compensation Committee is responsible for setting executive compensation levels, bonus plan participation and target levels and executive and overall compensation policies. The Compensation Committee also reviews and approves executive benefit plans and make awards under the Company’s equity plans, as well as performs such other duties delegated to it by the Board of Directors as set forth in its charter, a copy of which is available at our website.

The Compensation Committee’s membership consists of Marjorie L. Bowen, Dr. Alexander A. Kulpecz, Jr. and Eric R. Stearns, who serves as Chairman, all of whom are independent directors. During 2012, 4 meetings of the Compensation Committee were held.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2012, none of our executive officers served on the Board of Directors of any entities whose directors or officers served on our Compensation Committee. No current or past officers or employees of the Company serve on our Compensation Committee.

Health, Safety and Environmental Committee

Our Health, Safety and Environmental Committee (the “HSE Committee”) was formed in January 2012 and is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities by reviewing the Health, Safety and Environmental performance of the Company and the metric performance targets recommended by management. A copy of the HSE Committee’s charter is available on our website. During 2012, 3 meetings of the HSE Committee were held.

The HSE Committee’s membership consists of Eric R. Stearns and Alexander A. Kulpecz, Jr., who serves as Chairman.

Strategic Development Committee

Our Strategic Development Committee (the “Strategic Development Committee”) was formed in December 2012 and is responsible for assisting the Board of Directors in identifying and evaluating strategic development opportunities. During 2012, no meetings of the Strategic Development Committee were held.

The Strategic Development Committee’s membership consists of Alexander A. Kulpecz, Jr., Robert A. Schmitz, James A. Watt and Michael R. Keener, who serves as Chairman.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis is intended to assist in understanding the Company’s compensation programs. It is intended to explain the philosophy underlying the Company’s compensation strategy and the fundamental elements of compensation paid to the Company’s President and Chief Executive Officer (“CEO”), Chief Financial Officer, and other individuals included in the Summary Compensation Table (“Named Executive Officers” or “executive officers”). The discussion is divided into the following sections:

I.	Executive Summary
II.	Compensation Philosophy, Objectives, and Key Considerations
III.	Roles of Participants in the Decision-Making Process
IV.	Items the Compensation Committee Considers When Making Compensation Decisions
V.	Elements of the 2012 Compensation Program
VI.	Changes to our Compensation Program for 2013
VII.	Employment Agreements and Severance Arrangements
VIII.	Other Important Compensation Policies Affecting the Named Executive Officers

I. Executive Summary

The primary purpose of the Company’s compensation strategy is to reward results and align all employees’ interests with those of our stockholders. Our policy is to provide a portion of the executive officers’ compensation in cash, including an annual base salary along with an opportunity to receive an annual bonus. The other significant component of the executive officers’ compensation has historically been, and will continue to be, delivered in the form of long-term incentive equity awards, generally in the form of restricted stock. Consistent with our commitment to compensation tied to performance and increasing stockholder value, restricted stock has historically been granted to all employees, not just the executive officers, in an effort to keep the executive officers and other employees focused on stockholder growth.

During 2012, the Company continued to navigate through a challenging environment due to depressed natural gas prices and concerns regarding employee retention. These issues were similar to those faced in 2011, during which the Company completed its financial restructuring plan (the “restructuring”), which is briefly discussed below. These challenges and concerns underscore a critical and complementary driver in the Company’s overall approach to compensation, which is the need to retain employees, including the executive officers, through the long-term. The Board believes that keeping the current management team intact is essential to building stockholder value, and it has therefore chosen to link a significant portion of each executive officer’s total compensation to long-term equity awards that may vest over a period of three years.

Due to the uncertainty leading up to the financial restructuring in late 2011, the Company did not grant long-term incentive awards in 2011. Therefore, as discussed in more detail below (see Section V, “Elements of the 2012 Compensation Program—Long Term Equity Awards”), an off-cycle grant of restricted stock was made to employees, including the executive officers, in March 2012. In December 2012, the Company granted to employees long-term incentive awards for 2012, and it anticipates continuing such practice in the last fiscal quarter in 2013 and successive years, as performance dictates.

As discussed below, two other notable events occurred during 2012 with respect to compensation. First, the Company entered into amended employment agreements with Mr. James A. Watt, President and Chief Executive Officer, and Mr. Frank T. Smith, Jr., Senior Vice President and Chief Financial Officer. Prior to such amendment, the initial terms of the employment agreements of Messrs. Watt and Smith were set to expire on October 1, 2012. In order to motivate and retain Messrs. Watt and Smith for the foreseeable future, the amended employment agreements have an initial term through 2015 and 2014, respectively. Second, as discussed below and in the 2012 proxy statement, the Company revised the compensation structure for non-employee directors to be more market-competitive and to continue to attract highly qualified directors in the future.

During 2012, the Compensation Committee (and the rest of the Board of Directors) experienced a change in composition. Messrs. Richard Cohen, Alan Bell and William Greenwood, formerly members of the Compensation Committee, submitted their resignations from the Board of Directors effective January 17, 2012. The following day, Messrs. Eric Stearns, Stephen Kovacs and Dr. Alexander Kulpecz, Jr. were appointed to serve on the Company’s Board of Directors and as members of the Compensation Committee. Effective January 8, 2013, Stephen Kovacs resigned from the Board of Directors and each committee thereof upon which he served. Effective March 28, 2013, Marjorie L. Bowen was appointed to serve on the Company’s Board of Directors and as a member of the Compensation Committee. Each member of the Compensation Committee qualifies as an independent, outside member of the Board of Directors in accordance with the requirements of current Securities and Exchange Commission (SEC) regulations.

II. Compensation Philosophy, Objectives and Key Considerations

The nature of our business, which consists primarily of acquiring, exploring, exploiting, and developing oil and natural gas properties, is complex and requires that we attract and retain highly qualified and capable leaders that are strong technically and operationally. Therefore, our overall compensation philosophy is twofold: (1) to attract, retain, and motivate the executive officers who are critical to developing and executing on our business plan; and (2) to administer our compensation programs in a performance-driven manner that delivers compensation that is competitive and reasonable when compared to the marketplace.

The Compensation Committee has the responsibility for continually monitoring the compensation paid to the Named Executive Officers. The Compensation Committee believes that the compensation of the Company’s Named Executive Officers should encourage creation of stockholder value and achievement of strategic corporate objectives. Specifically, the Compensation Committee is committed to ensuring that the total compensation package for the Named Executive Officers will serve to:

•	Attract, retain, and motivate highly qualified senior executives by providing base salaries that are competitive with our peer companies;

•	Enhance the Company’s near-term financial performance by subjecting annual bonuses to performance measures that relate to improving the Company’s profitability during the measurement period; and

•	Increase stockholder value by providing stock-based long-term incentives in an effort to align the interests of senior executives with those of our stockholders.

At all times, the Compensation Committee aims to maintain consistency in its approach and execution of our overall executive compensation philosophy. However, the Compensation Committee may at times consider other factors in making decisions affecting executive compensation.

III. Roles of Participants in the Decision-Making Process

The following table summarizes the responsibilities of the Compensation Committee and management in determining and approving the executive compensation programs of the Company.

Compensation Committee

•   Reviews and makes recommendations to the Board of Directors regarding compensation of the Board of Directors and various committees thereof;

•   Determines program principles and philosophies to ensure the attraction and retention of qualified executive officers, the motivation of executive officers to achieve the Company’s business objectives, and the alignment of interests of key leadership with long-term stockholder growth;

•   Reviews state of executive compensation programs from time to time to ensure competitiveness in the marketplace;

•   Reviews recommendations made by the CEO regarding the compensation of the other executive officers;

•   Reviews and makes recommendations to the Board of Directors regarding annual bonus plan performance measures and goals;

•   Reviews and makes recommendations to the Board of Directors regarding each element of compensation for the Chief Executive Officer, including base salary, short-term annual bonus targets and actual payouts, and long-term incentive equity award grants;

•   Reviews, adopts, and submits to the Board of Directors amendments to executive employment agreements, incentive plans and other equity-based plans; and

•   Has exclusive authority to retain or terminate the services of an independent compensation consultant.

Management

•   CEO recommends base salary levels, annual bonus plan target levels, and long-term incentive equity awards for executive officers other than himself; and

•   CEO provides information on performance goals for Compensation Committee consideration in structuring the performance-based components of the Company’s compensation programs.

IV. Items the Compensation Committee Considers When Making Compensation Decisions

Set forth below are several items that the Compensation Committee considers when making decisions that affect the compensation of the Named Executive Officers and other employees. As previously discussed, the Compensation Committee may find it necessary from time to time to consider items not specifically listed below.

Business Environment

We are an independent exploration and development company with operations focused along the Louisiana and Texas Gulf Coasts. We actively manage our drilling program to increase oil and gas reserves and production while seeking to keep finding and development costs and operating costs competitive. As we operate in a very cyclical industry, our executive team is crucial to the development and execution of our long-term strategy in order to build value for our stockholders through the volatile nature of our industry.

In light of the challenges faced over the last several years, including limited cash resources, the Company relied greatly on senior management in 2012 to provide leadership and direction to the Company. In late 2011, senior management led the effort to restructure the Company’s debt obligations, which resulted in the Company entering into an agreement with bond holders in which the Company eliminated certain outstanding notes and related cash interest expense in exchange for a combination of equity securities and new debt securities. In late 2012, senior management again led the effort at reaching an agreement with the Company’s major stockholders in which the Company raised $30 million through the sale of approximately 18.8 million new shares of common stock. Upon the Company’s election, and subject to the Company meeting certain performance objectives, the Company may conduct two additional closings with the major stockholders prior to December 31, 2013. In each such closing, the Company will issue up to 6,250,000 shares of its common stock at a purchase price of $1.60 per share or a total purchase price of up to $10,000,000.

While the restructuring and the equity offering were major accomplishments that we believe are essential to the Company’s future success, the events leading up to these accomplishments created uncertainty at all levels within the organization. As a result, the Compensation Committee has and will continue to monitor the impact of industry and company-specific challenges that lead to employee retention concerns in the design and administration of our compensation programs.

Market Trends

From time to time, the Compensation Committee reviews trends in executive compensation, both among our direct competitors and within the broader energy industry. In addition, when the need arises, the Compensation Committee considers market levels of compensation paid to our competitors in making compensation decisions.

In 2012, the Compensation Committee engaged Towers Watson & Co. to provide competitive benchmark levels of executive compensation within the independent oil and gas exploration and production industry. As discussed later, the Compensation Committee utilized the benchmark data to make informed adjustments to certain executive officers’ base salaries in June 2012 and to determine the 2012 long-term incentive awards granted in December 2012.

When examining market trends and competitive levels of executive compensation, the Company generally looks first and foremost to the Peer Group. The Company’s Peer Group for 2012, as reviewed and approved by the Compensation Committee, is shown below. Specifically, the Peer Group was utilized in 2012 for purposes of measuring relative total stockholder return for the performance-based long-term incentive awards granted to the executive officers.

•	ATP Oil and Gas Corporation;

•	Callon Petroleum Company;

•	Crimson Exploration, Inc.;

•	Energy Partners, Ltd.;

•	Energy XXI, Ltd.;

•	Goodrich Petroleum Corporation;

•	PetroQuest Energy, Inc.;

•	Stone Energy Corporation; and

•	W&T Offshore, Inc.

The Compensation Committee believes that the companies contained in the Peer Group are appropriate for the purpose of measuring relative total stockholder return because they are the Company’s direct competitors, both operationally and in competing for our executive talent. For 2013, ATP Oil and Gas Corporation has been removed from the Peer Group, and has been replaced with Saratoga Resources, Inc.

Consideration of Risk

Our compensation programs are designed to provide the Named Executive Officers incentives to manage the Company for the long term, while avoiding excessive risk-taking in the short term. In addition, certain elements of the executive officers’ compensation have been and will continue to be paid out over multiple years

(e.g., long-term incentive equity awards which generally vest over a three-year period). The Compensation Committee develops goals and objectives based on a mix of performance metrics to avoid excessive weight on any single criterion. Likewise, the compensation of our executive officers has historically been, and will continue to be, balanced among base salary, annual bonus, and long-term equity incentive awards (in particular, restricted stock awards, which the Compensation Committee views as an appropriate vehicle to deliver compensation to the executive officers). The Compensation Committee believes that the Company’s executive compensation practices in 2012 are appropriate to (i) encourage the executive officers to take appropriate levels of risk; and (ii) create sustained stockholder value over a long period of time. If and when the Compensation Committee modifies the overall compensation program in the future, it will at such times examine the new programs to determine if they encourage the executive officers to continue to take appropriate levels of risk.

Tax and Accounting Considerations

The Company considers the tax and accounting implications regarding the delivery of various forms of compensation. Section 162(m) of the Internal Revenue Code of 1986 (“Code”), as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to a corporation’s Principal Executive Officer and the three other most highly compensated executive officers (excluding the Principal Financial Officer). In connection with the compensation of the Company’s executive officers, the Compensation Committee is aware of Code section 162(m) as it relates to deductibility of qualifying compensation paid to executive officers. The Compensation Committee attempts, where practical, to comply with the requirements of Code section 162(m) so that all compensation is deductible.

As required under current accounting guidance, the Company has adopted Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) for all stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and restricted stock awards, based on the aggregate grant date “fair value” of these awards. The Company takes into account the accounting treatment of stock-based awards in determining the type and amount of awards to be granted to the executive officers and other employees. In 2012 and prior years, such accounting treatment has in part influenced the Compensation Committee to utilize restricted stock rather than stock options when granting long-term equity incentives to employees, including the executive officers.

V. Elements of the 2012 Compensation Program

The following discussion provides insights into the various elements of our 2012 compensation program. On the whole, the 2012 compensation program was similar to the 2011 compensation program, although several meaningful changes were made, as bulleted below and discussed on the following pages.

•	Adjustments were made to the base salaries of the executive officers (other than Mr. Watt) to levels more competitive with market practices.

•

For fiscal year 2011, regular annual bonuses were not earned, but the Company did award retention bonuses to the executive officers upon the completion of the Company’s restructuring. For fiscal year 2012, the Company determined that performance was such that annual bonuses should be paid. In addition, the Compensation Committee approved the addition of health, safety and environmental measures to each executive officer’s individual goals.

•

After not granting long-term equity awards to any employees in 2011 due to the impending restructuring, the Board of Directors unanimously authorized the adoption of the 2012 Stock Incentive Plan (“2012 Plan”). Concurrently, the Compensation Committee developed a blueprint for granting long-term incentives over the next few years.

The Compensation Committee believes that the changes made, particularly with respect to long-term equity awards, will continue to guide the Company to an objective and performance-based compensation model.

The elements of compensation utilized in 2012 to retain and motivate the Named Executive Officers included:

•	Base Salary;

•	Annual Bonus;

•	Long-Term Equity Awards;

•	Retirement Benefits;

•	Health and Insurance Plans; and

•	Perquisites.

Below is a discussion of each element of compensation listed above, including the purpose of each element, why the Compensation Committee elects to pay each element, how each element was determined by the Compensation Committee, and how each element and the Compensation Committee’s decisions regarding the payment of each element relate to the Company’s goals. Details of compensation for our executive officers can be found in the tables below.

Base Salary

Base salary is the starting point in a compensation package that will attract and retain executives. Base salary provides a steady income as the foundation upon which performance incentives can build. The Compensation Committee believes that base salary should be competitive with the companies within the Peer Group and the broader oil and gas exploration and production industry.

It is the Compensation Committee’s goal to set base salary to reflect the role, responsibility and level of experience of each executive officer over time. Base salary, although not directly connected to performance, is essential to compete for talent, and the Company’s failure to pay a competitive base salary could affect our ability to recruit and retain qualified members of management. Base salary was determined by analyzing the base salaries of comparable executives in our Peer Group and considering the abilities, qualifications, accomplishments, and prior work experience of each executive officer.

In addition, as previously discussed, during 2012 Towers Watson & Co. provided to the Compensation Committee competitive benchmark levels of executive compensation, including market competitive salaries for the executive officers.

Based on the Company’s view of competitive salaries in light of all the data available, the Compensation Committee, effective June 16, 2012, increased the base salaries of Messrs. Smith, Bettis and Mourglia as shown in the following table. Mr. Watt’s base salary has remained unchanged since January 1, 2008.

Named Executive Officer	2011 Base Salary	2012 Base Salary	% Increase
James A. Watt President and Chief Executive Officer	$550,000	$550,000	—%
Frank T. Smith, Jr. Senior Vice President, Chief Financial Officer & Secretary	279,000	306,000	10%
Hal L. Bettis Executive Vice President, Business Development and Environmental Affairs	279,000	306,000	10%
Richard H. Mourglia General Counsel and Senior Vice President–Land	245,000	269,000	10%

Annual Bonus

Annual bonuses are provided to the Named Executive Officers through the Company’s bonus program, which is designed to support the near-term initiatives of the business and to position the Company for the future by focusing on annual goals, both financial and operational.

The Named Executive Officers have the opportunity to receive an annual bonus that is tied to the main controllable operating criteria of the Company. In 2012 and prior years, these operating criteria were based on performance in three primary areas: (i) growth in reserves (producing and non-producing) year over year; (ii) increased annual production volumes; and (iii) limiting finding and development costs and/or LOE costs. The Company intentionally ties the annual bonus to these three elements to keep executive officers focused on the elements of the Company’s business that are critical to its success in the marketplace. The Company adopts pre-established objective targets in most areas of the annual bonus program, against which actual performance is later measured.

Additionally, individual goals are set for each executive officer. These individual performance goals can impact the actual annual bonus awarded. The Compensation Committee periodically reviews and updates individual goals for the executive officers based on the responsibilities of each of their positions. As previously discussed, the Compensation Committee approved the addition of health, safety and environmental measures to each executive officer’s individual goals for 2012.

The Compensation Committee sets target annual bonus opportunities so that total cash compensation (base salary plus annual target bonus) is competitive with executives within the Peer Group. The Company’s annual bonus is designed to pay for performance and is at risk. Annual bonus amounts could payout between zero and two hundred percent (200%) of each Named Executive Officer’s target percentage based on corporate and individual performance relative to target levels set by the Compensation Committee.

The executive officers’ target annual bonus opportunities for 2012 are set forth in the table below. The target bonus percentages remain unchanged from 2011, with the exception of Mr. Smith. In connection with entering into an amended employment agreement with Mr. Smith, his target bonus was increased from 60% to 70% of base salary.

	2012 Target Bonus
Named Executive Officer	Target Bonus (% of Salary)	Target Bonus
James A. Watt	100%	$550,000
Frank T. Smith, Jr.	70%	214,200
Hal L. Bettis	70%	214,200
Richard H. Mourglia	60%	161,400

Based on the Company’s performance during fiscal year 2012 as compared to the reserve growth, production growth, and finding and development and LOE cost containment targets established by the Compensation Committee in early 2012, and based upon each executive officer’s achievements versus the individual goals previously established, the Compensation Committee determined that overall performance supported a bonus payout for 2012 at approximately one-half of each executive officer’s target bonus. Half of Mr. Watt’s annual bonus payment was made in the form of restricted shares that will vest ratably over three years. To account for that fact that this portion of Mr. Watt’s bonus is subject to future vesting conditions, the restricted stock portion of Mr. Watt’s 2012 bonus was increased by 25%. The table below shows the 2012 bonus earned by each executive officer:

Named Executive Officer	2012 Actual Bonus Earned
James A. Watt	$274,500	(1)
Frank T. Smith, Jr.	106,900
Hal L. Bettis	106,900
Richard H. Mourglia	80,600

(1)	Fifty percent of the annual bonus earned by Mr. Watt was granted in the form of restricted stock which will vest over a three-year period. To account for the vesting restrictions, the portion of the bonus delivered in restricted shares was increased by 25%.

Long-Term Equity Awards

As previously discussed, the Company did not grant long-term equity awards to any employee in 2011 due to the restructuring. On March 5, 2012, the Board of Directors unanimously authorized the adoption of the 2012 Plan to become effective immediately. The 2012 Plan was subsequently approved by stockholders on June 5, 2012 at the annual meeting of stockholders. The 2012 Plan is administered by the Compensation Committee, which under the plan may grant any one or a combination of incentive stock options, nonqualified stock options, restricted stock awards, stock appreciation rights and phantom stock awards, as well as purchased stock, bonus stock and other performance awards. Except for incentive stock options, which may only be granted to employees of the Company, awards under the 2012 Plan may be granted to employees and non-employee directors of the Company who are designated by the Compensation Committee. The aggregate number of shares of common stock that may be issued or transferred to grantees under the 2012 Plan may not exceed 3,250,000 shares. As discussed below, the amendment to the 2012 Plan would increase this number to 5,000,000 shares.

At the time it authorized the adoption of the 2012 Plan, the Compensation Committee developed a blueprint for granting long-term equity awards in 2012 and 2013. The blueprint calls for a mix of time-based and performance-based restricted shares to be granted to the Company’s employees, including the Named Executive Officers, in three main installments:

•

Approximately three-sevenths of the total planned shares to be granted (the “3/7ths Grant”) were granted on March 5, 2012. The Compensation Committee viewed the 3/7ths Grant as compensation for 2011 since no long-term equity awards were granted in 2011.

•

Approximately two-sevenths of the total planned shares to be granted (the “First 2/7ths Grant”) were granted on December 3, 2012. The Compensation Committee views the First 2/7ths Grant as the regular long-term equity award for 2012.

•	Approximately two-sevenths of the total planned shares to be granted (the “Last 2/7ths Grant”) are expected to be granted in late 2013 as the main long-term equity award for 2013.

Restricted stock has historically been granted to the executive officers to align their interests with those of stockholders and to incent them to increase the Company’s stock price over time. It is the Compensation Committee’s belief that executive officers should have a significant interest tied to long-term performance and increasing stockholder value. The Compensation Committee believes the best way to accomplish this is through stock ownership of the Company.

At the time of the 3/7ths Grant, which occurred on March 5, 2012, the Compensation Committee approved awards of 834,500 restricted shares to employees, including 327,700 restricted shares to the Named Executive Officers as set forth below.

	2012 Restricted Shares—3/7ths Grant
Named Executive Officer	Performance- Based	Time- Based	Total
James A. Watt	133,200	—	133,200
Frank T. Smith, Jr.	33,800	33,800	67,600
Hal L. Bettis	33,800	33,800	67,600
Richard H. Mourglia	29,650	29,650	59,300

The 3/7ths Grant reflects our increased focus on performance-based pay, which translates to a significant portion of our executive officers’ compensation being based on long-term incentives which are at risk based on the Company’s performance. All of Mr. Watt’s restricted shares and 50% of the other executive officers’ restricted shares are subject to performance vesting based on the Company’s total stockholder return relative to the Peer Group. The remaining 50% of Messrs. Smith’s, Bettis’ and Mourglia’s restricted shares are subject to time-based vesting over a three-year period.

The performance-based restricted shares within the 3/7ths Grant are divided into three annual performance periods. The annual performance periods and corresponding vesting dates are shown below.

Annual Performance Period	Corresponding Vesting Date
January 1—December 31, 2012	March 5, 2013
January 1—December 31, 2013	March 5, 2014
January 1—December 31, 2014	March 5, 2015

Within each annual performance period, the performance-based restricted shares may vest based on the Company’s relative total stockholder return compared to the Peer Group as follows:

Total Stockholder Return Relative to the 2012 Peer Group	% of Performance-Based Restricted Shares Vesting
≥ 75th percentile	100%
≥ 50th percentile but < 75th percentile	75%
≥ 25th percentile but < 50th percentile	50%
< 25th percentile	—%

As described above, the vesting corresponding to the January 1-December 31, 2012 annual performance period occurred on March 5, 2013. Because the stockholder return compared to the Peer Group was ≥ 25th percentile but < 50th percentile, 50% of the performance-based restricted shares that corresponded to the January 1-December 31, 2012 annual performance period vested. The number of performance-based restricted shares held by the Named Executive Officers that vested on March 5, 2013 are set forth below:

Named Executive Officer	Performance-Based Restricted Shares— Vested on March 5, 2013
James A. Watt	22,200
Frank T. Smith, Jr.	5,634
Hal L. Bettis	5,634
Richard H. Mourglia	4,942

At the time of the First 2/7ths Grant, which occurred on December 3, 2012, the Compensation Committee approved awards of 578,933 time-based restricted shares to employees, including 241,900 restricted shares to the Named Executive Officers as set forth below. Such time-based restricted shares vest ratably over three years from the date of grant.

Named Executive Officer	Time-Based Restricted Shares —First 2/7ths Grant
James A. Watt	92,300
Frank T. Smith, Jr.	51,400
Hal L. Bettis	52,200
Richard H. Mourglia	46,000

In addition to the 3/7ths Grant and the First 2/7ths Grant, the Company also made the following grants of time-based restricted shares, which vested ratably over three years, to the Named Executive Officers during 2012:

•

125,000 and 100,000 shares of restricted stock to Messrs. Watt and Smith, respectively, on October 1, 2012 in connection with entering into amended employment agreements with the Company and in recognition of their efforts. The fair value of these one-time, special grants was $243,750 for Mr. Watt and $195,000 for Mr. Smith.

•

82,700 shares of restricted stock to Mr. Watt on December 3, 2012 to aid in the Company’s efforts to provide meaningful, retention-based compensation to him and to bring his total compensation to a level that was more competitive with comparable market data. The fair value of this one-time, special grant was $132,320.

Retirement Benefits

The Company does not have a defined benefit pension plan. However, the Named Executive Officers are eligible to participate in the Dune Energy 401(k) Plan (“401(k) Plan”), which is a Company-wide, tax-qualified retirement plan. The intent of this plan is to provide all employees with a tax-advantaged savings opportunity for retirement. The Company sponsors this plan to help employees in all levels of the Company save and accumulate assets for use during their retirement. As required, eligible pay under this plan is capped at IRC annual limits. The Company makes annual matching contributions to the 401(k) Plan on behalf of all employees, including the Named Executive Officers.

Health and Insurance Plans

The Named Executive Officers are eligible to participate in Company-sponsored benefit plans on the same terms as those generally provided to all salaried employees. Basic health benefits, dental benefits, and similar programs are provided to make certain that access to healthcare and income protection is available to the Company’s employees and the employees’ family members. The cost of Company-sponsored benefit plans is negotiated by the Company with the providers of such benefits, and the executive officers contribute to the cost of their benefits.

Perquisites

The Company has not historically provided perquisites for its executive officers. Prior to 2011, the Company provided Mr. Bettis with a modest car allowance pursuant to an arrangement with a company previously acquired by Dune Energy. Effective May 1, 2011, Messrs. Smith, Bettis and Mourglia were each provided a car allowance of $1,500 per month. Effective July 2012, we ceased providing car allowances to all executive officers.

VI. Changes to our Compensation Program for 2013

The following discussion provides insights to changes that have been made to our executive compensation program for 2013 made by our Compensation Committee in 2013. The Compensation Committee believes that the changes made, particularly with respect to long-term incentive equity awards, will continue to guide the Company to an objective and performance-based compensation model. As no changes have been made to our executive compensation program with respect to long-term equity awards, retirement benefits, health and insurance plans, and perquisites, these elements of compensation are not discussed below.

Base Salary

On March 5, 2013, the Board, acting on the recommendation of the Compensation Committee, approved the increase of the base salaries of Messrs. Smith, Bettis and Mourglia as shown in the following table. As previously mentioned, Mr. Watt’s base salary has remained unchanged since January 1, 2008.

Named Executive Officer	2012 Base Salary	2013 Base Salary	% Increase
James A. Watt President and Chief Executive Officer	$550,000	$550,000	—%
Frank T. Smith, Jr. Senior Vice President, Chief Financial Officer & Secretary	$306,000	$316,000	3%
Hal L. Bettis Executive Vice President, Business Development and Environmental Affairs	$306,000	$316,000	3%
Richard H. Mourglia General Counsel and Senior Vice President—Land	$269,000	$278,000	3%

Annual Bonus

On March 5, 2013, the Board, acting on the recommendation of the Compensation Committee, approved a new cash bonus plan for the Company’s employees, including the Named Executive Officers, for 2013 (the “2013 Bonus Program”). Each participant in the 2013 Bonus Program is assigned a target bonus for 2013. A participant’s bonus will be determined by multiplying the participant’s target bonus by a performance factor determined based upon the Company’s performance and the participant’s individual performance. Actual bonuses may range from 0 percent (no bonus) to 200 percent of the participant’s target bonus. The metrics used to determine each participant’s bonus under the 2013 Bonus Program will be (i) reserve growth, (ii) production growth, (iii) lease operating expense reduction and (iv) individual goals. No minimum bonus is required under the 2013 Bonus Program.

Additionally, individual goals are set for each executive officer. These individual performance goals can impact the actual annual bonus awarded. The Compensation Committee periodically reviews and updates individual goals for the executive officers based on the responsibilities of each of their positions.

The Compensation Committee sets target annual bonus opportunities so that total cash compensation (base salary plus annual target bonus) is competitive with executives within the Peer Group. The Company’s annual bonus is designed to pay for performance and is at risk. Annual bonus amounts could payout between zero and two hundred percent (200%) of each Named Executive Officer’s target percentage based on corporate and individual performance relative to target levels set by the Compensation Committee.

The executive officers’ target annual bonus opportunities for 2013 are set forth in the table below. The target bonus percentages remain unchanged from 2012, with the exception of Mr. Bettis, whose target bonus decreased from 70% to 60% of base salary.

The following table sets forth the target bonus under the 2013 Bonus Program for the Company’s named executive officers:

Named Executive Officer	2013 Target Bonus
	Target Bonus (% of Salary)	Target Bonus
James A. Watt	100%	$550,000
Frank T. Smith, Jr.	70%	222,000
Hal L. Bettis	60%	190,000
Richard H. Mourglia	60%	167,000

VII. Employment Agreements and Severance Agreements

In 2012, the Company entered into amended employment agreements with Messrs. Watt and Smith. Such amended employment agreements are largely similar to their prior employment agreements, which were effective October 1, 2009 with a term of three years.

For employees that are not party to an employment agreement, the Employee Severance Plan (the “Severance Plan”) provides for severance and other benefits upon certain termination events. For more information regarding the Severance Plan, please refer to the section “Potential Payments Upon Termination or Change In Control.”

Set forth below are the general terms of the current employment agreements with Messrs. Watt and Smith. Each executive has the right to voluntarily terminate his employment at any time.

James Watt—President and Chief Executive Officer

The effective date of Mr. Watt’s current employment agreement, as amended, is October 1, 2012. The initial term begins on the effective date and ends on December 31, 2015. The Company or Mr. Watt may give written notice at least sixty (60) days prior to the end of the initial term of the intent to terminate or modify the employment agreement. If no such notice is given, the agreement will automatically renew and continue in effect for successive one-year periods.

Under the agreement, Mr. Watt serves as the President and Chief Executive Officer of the Company. Pursuant to the agreement, Mr. Watt receives an annual base salary of $550,000. During the term of the agreement, Mr. Watt is entitled to earn an annual performance bonus. The amount of the annual bonus is targeted at 100% of his annual base salary, based primarily upon the achievement of performance criteria previously discussed in the section “Elements of the 2012 Compensation Program—Annual Bonus.” The amount of the actual annual bonus can be less than or more than the target bonus, but in no event will it exceed 200% of the then applicable base salary.

According to the terms of the agreement, Mr. Watt also received a grant of 125,000 shares of restricted stock which vest in equal installments on each of the first three anniversaries of the effective date.

Mr. Watt is entitled to medical, disability insurance, life insurance and other similar benefits provided by the Company, subject to the terms and conditions of those programs.

In addition, Mr. Watt’s employment agreement contains termination trigger events that provide for the payment of severance and other benefits upon certain termination events. For more information regarding such provisions contained in Mr. Watt’s employment agreement, please refer to the section “Potential Payments Upon Termination or Change In Control.”

Frank Smith—Senior Vice President and Chief Financial Officer

The effective date of Mr. Smith’s current employment agreement, as amended, is October 1, 2012. The initial term begins on the effective date and ends on December 31, 2014. The Company or Mr. Smith may give written notice at least sixty (60) days prior to the end of the initial term of the intent to terminate or modify the employment agreement. If no such notice is given, the agreement will automatically renew and continue in effect for successive one-year periods.

Under the agreement, Mr. Smith serves as the Senior Vice President and Chief Financial Officer of the Company. Pursuant to the agreement, Mr. Smith receives an annual base salary of $306,000, which was increased to $316,000 on March 5, 2013. During the term of the agreement, Mr. Smith is entitled to earn an annual performance bonus. The amount of the annual bonus is targeted at 70% of his annual base salary, based primarily upon the achievement of performance criteria previously discussed in the section “Elements of the 2012 Compensation Program—Annual Bonus” and “Changes to our Compensation Program for 2013—Annual Bonus”. The amount of the actual annual bonus can be less than or more than the target bonus, but in no event will it exceed 140% of the then applicable base salary.

According to the terms of the agreement, Mr. Smith also received a grant of 100,000 shares of restricted stock which vest in equal installments on each of the first three anniversaries of the effective date.

Mr. Smith is entitled to medical, disability insurance, life insurance and other similar benefits provided by the Company, subject to the terms and conditions of those programs.

In addition, Mr. Smith’s employment agreement contains termination trigger events that provide for the payment of severance and other benefits upon certain termination events. For more information regarding such provisions contained in Mr. Smith’s employment agreement, please refer to the section “Potential Payments Upon Termination or Change In Control.”

VIII. Other Important Compensation Policies Affecting the Named Executive Officers

Financial Restatement

Currently, the Compensation Committee does not have an official policy in place governing retroactive modifications to any cash or equity-based incentive compensation paid to the Named Executive Officers where the payment of such compensation was predicated upon the achievement of specified financial results that were subsequently the subject of a restatement. The Compensation Committee will, if the need arises, make a determination as to whether and to what extent compensation should be recaptured should there be a financial restatement. We intend to institute a claw back policy in the future, to the extent applicable, when the SEC promulgates rules as provided under the Dodd-Frank Act.

Stock Ownership Requirements

The Compensation Committee does not maintain a formal policy relating to stock ownership guidelines or requirements for its Named Executive Officers or its Board of Directors. The Compensation Committee does not believe it is necessary to impose such a policy on these groups. If circumstances change, the Compensation Committee will review whether such a policy is appropriate for its executive officers and the Board of Directors.

Trading in the Company’s Stock Derivatives

The Compensation Committee does not currently have a formal policy in place prohibiting executive officers of the Company from purchasing or selling options on the Company’s common stock, engaging in short sales with respect to the Company’s common stock, or trading in puts, calls, straddles, equity swaps or other derivative securities that are directly linked to the Company’s common stock. The Compensation Committee is not aware that any of the executive officers have entered into these types of arrangements. To the Company’s knowledge, there are no actively traded options in the Company’s common stock.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate to the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement to be delivered to stockholders.

Submitted by the Compensation Committee:

Eric R. Stearns
Marjorie L. Bowen
Dr. Alexander A. Kulpecz, Jr.

SUMMARY COMPENSATION TABLE

The Summary Compensation Table below displays the total compensation awarded to, earned by or paid to the Named Executive Officers for the fiscal years ending December 31, 2012, December 31, 2011 and December 31, 2010. All amounts shown below are in dollars.

Name and Principal Position (a)	Year (b)	Salary ($) (c)		Bonus ($) (d)		Stock Award(s)(1) ($) (e)	Option Award(s) ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (h)	All Other Compensation(2) ($) (i)	Total ($) (j)
James A. Watt,	2012	550,000		308,814	(3)(4)	884,278	—	—	—	17,000	1,760,092
President and Chief	2011	550,000		550,000	(5)	—	—	—	—	16,500	1,116,500
Executive Officer	2010	550,000		55,000		23,375	—	—	—	48,106	676,481

Frank T. Smith, Jr.,	2012	293,680	(7)	106,900	(3)	483,983	—	—	—	26,000	910,563
Senior Vice President,	2011	279,000		167,400	(5)	—	—	—	—	28,500	474,900
Chief Financial Officer and Secretary	2010	268,000		26,800		11,390	—	—	—	16,500	322,690

Hal L. Bettis,	2012	293,680	(7)	106,900	(3)	290,263	—	—	—	26,000	716,843
Executive Vice President	2011	279,000		195,300	(5)	—	—	—	—	29,300	503,600
and Chief Operating Officer(6)	2010	268,000		26,800		11,390	—	—	—	18,900	325,090

Richard H. Mourglia,	2012	258,049	(7)	80,600	(3)	254,959	—	—	—	24,960	618,568
General Counsel and	2011	245,000		147,000	(5)	—	—	—	—	27,420	419,420
Senior Vice President-Land	2010	235,000		23,500		9,996	—	—	—	—	268,496

(1)	The amounts in column (e) represent the fair value of the restricted stock awards granted in the years listed. The fair value of the time-based restricted stock awards is based on the fair market value on the date of grant, calculated as the closing trading value of the Company’s common stock on the date of grant. The fair value of the performance-based restricted stock awards is valued using the Monte Carlo simulation. None of the executive officers were granted restricted stock awards in 2011.

(2)	Represents matching contributions allocated to the executive’s account under the 401(k) Plan, car allowances, and various other payments as detailed in the following All Other Compensation table.

(3)	Represents bonus awards earned in 2012, but paid in 2013.

(4)	Mr. Watt’s bonus payment under the 2012 Bonus Plan is $274,500, or 49.9% of his target, which was satisfied through an award of $137,250 cash and 103,978 shares of the Company’s common stock. Such stock will vest over a three (3) year period. To account for receiving shares subject to vesting conditions, the amount of shares granted was increased by 25%. To determine the number of shares granted, half of the total bonus amount ($137,250) was divided by $1.65 per share (the closing price on January 28, 2013) and multiplied by 1.25.

(5)	Represents retention bonuses paid to the executive officers on December 27, 2011 following the successful completion of the Company’s restructuring.

(6)	On January 31, 2013, Mr. Bettis’ title changed to Executive Vice President, Business Development and Environmental Affairs.

(7)	On June 16, 2012, the base salary amounts for Messrs. Smith, Bettis, and Mourglia increased to $306,000, $306,000, and $269,000, respectively. The base salary amounts presented in the table represent the actual salary received by each Named Executive Officer in 2012.

ALL OTHER COMPENSATION

The following table includes certain information with respect to the other compensation received by the Named Executive Officers for the fiscal years ending December 31, 2012, 2011 and 2010, respectively, which was shown at a summary level in column (i) of the Summary Compensation Table. All amounts shown below are in dollars.

Name and Principal Position	Year	Company Contributions to 401(k) Plan ($)	Car Allowance(1) ($)	Equity Modification Payment(2) ($)	Total ($)
James A. Watt,	2012	17,000	—	—	17,000
President and Chief	2011	16,500	—	—	16,500
Executive Officer	2010	16,500	—	31,606	48,106

Frank T. Smith, Jr.,	2012	17,000	9,000	—	26,000
Senior Vice President,	2011	16,500	12,000	—	28,500
Chief Financial Officer and Secretary	2010	16,500	—	—	16,500

Hal L. Bettis,	2012	17,000	9,000	—	26,000
Executive Vice President and	2011	16,500	12,800	—	29,300
Chief Operating Officer	2010	16,500	2,400	—	18,900

Richard H. Mourglia,	2012	15,960	9,000	—	24,960
General Counsel and	2011	15,420	12,000	—	27,420
Senior Vice President—Land	2010	—	—	—	—

(1)	Represents monthly car allowance payments of $1,500 for Messrs. Smith, Bettis and Mourglia from May 2011 to June 2012. Prior to May 2011, Mr. Bettis was paid a monthly car allowance of $200.

(2)	In 2010, the repurchase feature with respect to Mr. Watt’s April 17, 2007 restricted stock grant was removed. This modification resulted in a payment for taxes in the amount of approximately $31,606.

GRANTS OF PLAN BASED AWARDS

The Grants of Plan Based Awards Table discloses the total number of equity and non-equity incentive based plan awards actually granted during the year. The Grants of Plan Based Awards Table should be read in conjunction with the Summary Compensation Table. The value of the equity award granted during 2012 is shown at the grant date fair value of the award.

Name (a)	Grant Date (b)		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise of Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (l)
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)		Maximum (#) (h)
James A. Watt	3/5/2012		—	—	—	—	133,200	(1)	133,200	—	—	—	360,528	(2)
	10/1/2012	(3)	—	—	—	—	—		—	125,000	—	—	243,750	(4)
	12/3/2012		—	—	—	—	—		—	92,300	—	—	147,680	(5)
	12/3/2012		—	—	—	—	—		—	82,700	—	—	132,320	(5)

Frank T . Smith, Jr.	3/5/2012		—	—	—	—	33,800	(1)	33,800	—	—	—	91,485	(2)
	3/5/2012		—	—	—	—	—		—	33,800	—	—	115,258	(6)
	10/1/2012	(3)	—	—	—	—	—		—	100,000	—	—	195,000	(4)
	12/3/2012		—	—	—	—	—		—	51,400	—	—	82,240	(5)

Hal L. Bettis	3/5/2012		—	—	—	—	33,800	(1)	33,800	—	—	—	91,485	(2)
	3/5/2012		—	—	—	—	—		—	33,800	—	—	115,258	(6)
	12/3/2012		—	—	—	—	—		—	52,200	—	—	83,520	(5)

Richard H. Mourglia	3/5/2012		—	—	—	—	29,650	(1)	29,650	—	—	—	80,253	(2)
	3/5/2012		—	—	—	—	—		—	29,650	—	—	101,107	(6)
	12/3/2012		—	—	—	—	—		—	46,000	—	—	73,600	(5)

(1)

The performance-vesting restricted stock vests based on the satisfaction of certain performance criteria over a three year performance period. For each performance period, 100% of the awards vest if the Company’s Total Stock Return Performance equals or exceeds the 75th percentile of its peer group; 75% of the awards vest if the Company’s Total Stock Return Performance equals or exceeds the 50th percentile but falls below the 75th percentile of the peer group, and 50% of the awards vest if the Company’s Total Stock Return Performance equals or exceeds the 25th percentile but falls below the 50th percentile of the peer group.

(2)	Represents the fair value of the shares on the grant date as valued using the Monte Carlo simulation ($2.66 for Performance Period A; $2.70 for Performance Period B; and $2.76 for Performance Period C).

(3)	The October 1, 2012 restricted stock grants were made in connection with the amended employment agreements.

(4)	Represents the fair value of the shares granted at a per share fair value of $1.95 on the grant date.

(5)	Represents the fair value of the shares granted at a per share fair value of $1.60 on the grant date.

(6)	Represents the fair value of the shares granted at a per share fair value of $3.41 on the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The Outstanding Equity Awards at Fiscal Year End Table reflects each Named Executive Officer’s unexercised option award holdings and unvested restricted stock awards at December 31, 2012 on an individual award basis.

	Option Awards					Stock Awards(1)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
James A. Watt	—	—	—	—	—	300,459	(2)	465,711	(3)	111,000	172,050	(3)
Frank T. Smith, Jr.	—	—	—	—	—	185,424	(2)	287,407	(3)	28,167	43,659	(3)
Hal L. Bettis	—	—	—	—	—	86,224	(2)	133,647	(3)	28,167	43,659	(3)
Richard H. Mourglia	—	—	—	—	—	75,846	(2)	117,561	(3)	24,709	38,299	(3)

(1)	As noted below, a portion of the restricted stock vest based on the satisfaction of certain performance criteria.

(2)	On December 22, 2011, the Company effected a 100-for-1 reverse stock split. The share amounts shown are on a post-reverse stock split basis. Details regarding the grant dates, number of unvested restricted shares, and general vesting criteria are shown below.

(3)	The fair market value of Dune Energy stock on December 31, 2012 was $1.55 per share.

(4)

Name	Grant Date	Unvested Restricted Shares		Vesting Criteria(1)	Total Unvested Restricted Shares
James A. Watt	11/18/2010	459	(2)	Time-Based	411,459
	3/5/2012	111,000		Performance-Based
	10/1/2012	125,000		Time-Based
	12/3/2012	92,300		Time-Based
	12/3/2012	82,700		Time-Based
Frank T. Smith, Jr.	11/18/2010	224	(2)	Time-Based	213,591
	3/5/2012	33,800		Time-Based
	3/5/2012	28,167		Performance-Based
	10/1/2012	100,000		Time-Based
	12/3/2012	51,400		Time-Based
Hal L. Bettis	11/18/2010	224	(2)	Time-Based	114,391
	3/5/2012	33,800		Time-Based
	3/5/2012	28,167		Performance-Based
	12/3/2012	52,200		Time-Based
Richard H. Mourglia	11/18/2010	196	(2)	Time-Based	100,555
	3/5/2012	29,650		Time-Based
	3/5/2012	24,709		Performance-Based
	12/3/2012	46,000		Time-Based

(1)	All restricted stock awards vest ratably over three years, subject to satisfying performance goals, where applicable.

(2)	Award adjusted for the December 22, 2011 100-for-1 reverse stock split.

OPTION EXERCISES AND STOCK VESTED

The Option Exercises and Stock Vested Table reflects the stock options actually exercised by, and shares of stock that vested for, each of the Named Executive Officers during 2012.

	Option Awards(1)		Stock Awards
Name (a)	Number of Shares Acquired On Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)		Value Realized on Vesting ($) (e)
James A. Watt	—	—	1,017	(2)	1,813	(3)
Frank T. Smith, Jr.	—	—	670	(2)	1,206	(4)
Hal L. Bettis	—	—	325	(2)	537	(5)
Richard H. Mourglia	—	—	284	(2)	470	(6)

(1)	No stock options were exercised by the Named Executive Officers in 2012.

(2)	The share amounts shown are on a post-reverse stock split basis.

(3)	Represents the fair market value for 559 shares on September 30, 2012 at $1.85 per share and 458 shares on November 18, 2012 at $1.70 per share.

(4)	Represents the fair market value for 447 shares on September 30, 2012 at $1.85 per share and 223 shares on November 18, 2012 at $1.70 per share.

(5)	Represents the fair market value for 102 shares on December 31, 2012 at $1.55 per share and 223 shares on November 18, 2012 at $1.70 per share.

(6)	Represents the fair market value for 88 shares on December 31, 2012 at $1.55 per share and 196 shares on November 18, 2012 at $1.70 per share.

PENSION BENEFITS

The Pension Benefits Table discloses information pertaining to pension benefits provided to the Named Executive Officers. The Company does not provide pension benefits to the Named Executive Officers. Therefore, the Pension Benefits table has been omitted from this disclosure.

NONQUALIFIED DEFERRED COMPENSATION

The Nonqualified Deferred Compensation Table discloses information pertaining to nonqualified deferred compensation benefits provided to the Named Executive Officers. The Company does not provide nonqualified deferred compensation benefits to the Named Executive Officers. Therefore, the Nonqualified Deferred Compensation table has been omitted from this disclosure.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following paragraphs discuss the incremental compensation that would be payable by the Company to each remaining Named Executive Officer in the event of the Named Executive Officer’s termination of employment with the Company under various scenarios including: 1) voluntary termination without Good Reason; 2) termination in the event of death or disability; 3) termination without cause or for Good Reason absent a change in control; and 4) termination without cause or for Good Reason in connection with a change in control. In accordance with applicable SEC rules, the following discussion assumes:

(i)	That the termination event in question occurred on December 31, 2012; and

(ii)	With respect to calculations based on the Company’s stock price, the stock was priced at $1.55, which was the closing price of one share of the Company’s common stock on December 31, 2012.

Pursuant to applicable SEC rules, the analysis contained in this section does not consider or include payments made to a Named Executive Officer with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation, in favor of executive officers of the Company and that are available generally to all salaried employees, such as the Company’s 401(k) Plan. The actual amounts that would be paid upon a Named Executive Officer’s termination of employment can only be determined at the time of such executive officer’s termination from the Company. Due to the number of factors that affect the nature and amount of any compensation or benefits provided upon the termination events, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event and the Company’s stock price.

Payments to be made to Messrs. Watt and Smith as a result of the set forth termination events are based on such executive officer’s respective employment agreement. Messrs. Bettis and Mourglia are not parties to employment agreements and, therefore, the payments they would receive upon each of the termination events discussed below are generally provided by the Severance Plan.

In addition, as described below, the terms of the executive officers’ restricted stock awards granted pursuant to the 2007 and 2012 Stock Incentive Plans provide for accelerated vesting to varying degrees upon each of the termination events as discussed below.

Voluntary Termination

Pursuant to the terms of Messrs. Watt’s and Smith’s respective employment agreements, the Company is not obligated to pay any separation payments in the event that the executive voluntarily terminates employment with the Company. Similarly, the Severance Plan does not provide for a severance payment upon an executive officer’s voluntary termination.

In addition, all outstanding and unvested restricted stock awards are forfeited if the executive officers voluntarily terminate employment with the Company.

In the event of Messrs. Watt’s and Smith’s termination, unless such termination is without cause or due to a resignation for Good Reason, these executive officers will be subject to one (1) year non-competition and non-solicitation provisions as provided in their respective employment agreements.

Termination in the Event of Death or Disability

Messrs. Watt’s and Smith’s respective employment agreements do not provide for severance payments in the event of the executives’ death or disability.

The Severance Plan provides that Messrs. Bettis and Mourglia would be entitled to a payout equal to their respective pro-rata target bonuses upon termination due to death or disability. As previously discussed, the target bonuses for Messrs. Bettis and Mourglia are as follows:

Named Executive Officer	Base Salary	Target Bonus (% of Salary)	Target Bonus
Hal L. Bettis	$306,000	70%	$214,200
Richard H. Mourglia	269,000	60%	161,400

Unvested restricted stock awards held by the executive officers that were granted November 18, 2010 would become immediately vested in the event the executive officer’s employment was terminated due to death or disability. Any other unvested restricted stock awards would be forfeited in accordance with the terms of the applicable award agreements.

Termination without Cause or Termination for Good Reason Absent a Change in Control

Pursuant to the terms of Mr. Watt’s employment agreement, effective October 1, 2012, if the Company terminates his employment without cause or Mr. Watt terminates his employment for Good Reason (as defined below), he is entitled to a severance payment equal to 2.99 times the sum of his then applicable base salary and target bonus.

Pursuant to the terms of Mr. Smith’s employment agreement, effective October 1, 2012, in the event that the Company terminates Mr. Smith’s employment without cause or Mr. Smith terminates his employment for Good Reason (as defined below), he is entitled to severance pay equal to 1.0 times the sum of his then applicable base salary and target bonus.

The terms of the respective employment agreements provide that Messrs. Watt and Smith are also entitled to continued health care coverage for the Named Executive Officer and his spouse/dependents under the Company’s health insurance plan for a period of three (3) years following termination for Mr. Watt and two (2) years following termination for Mr. Smith.

In addition, the respective employment agreements of Messrs. Watt and Smith also provide for payment for any annual bonus earned in the year preceding termination, but not yet paid, and accrued and unused vacation days during the year of termination.

Good Reason means any of the following which remain uncured after thirty (30) days prior written notice is received by the Company from either Mr. Watt or Mr. Smith:

(1)	The failure of the Company to continue the executive officers’ current positions of the Company (or such other senior executive position as may be offered by the Company and which the executive may in his sole discretion accept);

(2)	Material diminution by the Company of the executive’s responsibilities, duties, or authority in comparison with the responsibilities, duties and authority held during the six (6) month period immediately preceding the diminution, or assignment to the executive of any duties inconsistent with his position as the senior executive officer of the Company (or such other senior executive position as may be offered by the Company and which the executive may in his sole discretion accept);

(3)	Failure by the Company to pay and provide the executive with compensation and benefits provided for in his employment agreement; or

(4)	The requirement that the executive relocates his residence outside the State of Texas.

The Severance Plan provides that Messrs. Bettis and Mourglia would be entitled to severance pay in the amount of one (1) times the sum of the executive’s then applicable base salary and target bonus should each executive’s employment be involuntarily terminated without cause. The Severance Plan does not provide for a severance payment in the event the executive terminates for good reason absent a change in control.

The table below summarizes the cash severance payments each executive officer would receive upon a termination without cause or, for Messrs. Watt and Smith, termination for good reason absent a change in control.

Named Executive Officer	Base Salary	Target Bonus	Applicable Multiple	Cash Severance Payment
James A. Watt	$550,000	$550,000	2.99	$3,289,000
Frank T. Smith, Jr.	306,000	214,200	1.00	520,200
Hal L. Bettis	306,000	214,200	1.00	520,200
Richard H. Mourglia	269,000	161,400	1.00	430,400

None of the executive officers’ unvested restricted stock would receive accelerated vesting in the event the executive officer was terminated without cause or for Good Reason absent a change in control.

Termination without Cause or Termination for Good Reason with a Change in Control

Pursuant to the terms of Mr. Watt’s employment agreement, if the Company terminates his employment without cause or Mr. Watt terminates his employment for Good Reason in connection with a change in control, he is entitled to a severance payment equal to 2.99 times the sum of his then applicable base salary and target bonus.

In the event that the Company terminates Mr. Smith’s employment without cause or Mr. Smith terminates his employment for Good Reason in connection with a change in control, he is entitled to severance pay equal to 2.0 times the sum of his then applicable base salary and target bonus.

Pursuant to their respective employment agreements, Messrs. Watt’s and Smith’s severance payments are contingent upon the Named Executive Officer signing a full release of all claims within forty-five days after termination of employment. The Named Executive Officer’s severance payment is payable thirty days after the Company receives the Executive’s signed release. If the Named Executive Officer is a “specified employee” as defined in section 409A of the Code, the Named Executive Officer shall receive his severance payment on the first day of the seventh calendar month following termination.

The terms of the respective employment agreements provide that Messrs. Watt and Smith are also entitled to continued health care coverage for the Named Executive Officer and his spouse/dependents under the Company’s health insurance plan for a period of three (3) years following termination for Mr. Watt and two (2) years following termination for Mr. Smith.

In addition, the respective employment agreements of Messrs. Watt and Smith also provide for payment for any annual bonus earned in the year preceding termination, but not yet paid, and accrued and unused vacation days during the year of termination.

The Severance Plan provides that Messrs. Bettis and Mourglia will be entitled to severance in the amount of two (2) times the sum of the executive’s then applicable base salary and target bonus if each executive’s employment is involuntarily terminated without cause or if the executive resigns for Good Reason in connection with a change in control.

The table below summarizes the severance payments each executive officer would receive upon a termination without cause or termination for good reason in connection with a change in control.

Named Executive Officer	Base Salary	Target Bonus	Applicable Multiple	Cash Severance Payment
James A. Watt	$550,000	$550,000	2.99	$3,289,000
Frank T. Smith	306,000	214,200	2.00	1,040,400
Hal L. Bettis	306,000	214,200	2.00	1,040,400
Richard H. Mourglia	269,000	161,400	2.00	860,800

Pursuant to the terms of the employment agreements of Messrs. Watt and Smith and the terms of the restricted stock award agreements, all outstanding restricted shares, to the extent not previously vested, would become immediately vested upon the executive officers’ termination without cause or for Good Reason in connection with a change in control. All change in control benefits provided to the Executives are “double-trigger” benefits, provided only upon a change in control and termination of employment. No benefits would be payable upon a change in control that is not accompanied by termination of an Executive.

Pursuant to their respective employment agreements, Messrs. Watt and Smith are entitled to receive tax gross-up payments in the event they are subject to Code section 280G excise taxes related to payments upon a change in control termination.

The Severance Plan does not provide for a tax gross-up upon termination in connection with a change in control in the event that the executive is subject to Code section 280G excise tax.

Potential Payments Upon Termination or Change in Control on December 31, 2012

The table below indicates the amount of compensation payable by us to the executive officers, including cash severance and restricted stock awards, upon various termination events assumed to occur on December 31, 2012.

Executive	Compensation Element	Voluntary Resignation	Death or Disability		Termination Absent a Change in Control (Without Cause or For Good Reason)		Termination in Connection with a Change in Control (Without Cause or For Good Reason)
Watt, James	Cash Severance Payment	$—	$—		$3,289,000		$3,289,000
	Restricted Stock Awards(1)	—	711		—		672,171
	Continued Health Care Coverage	—	—		19,020		19,020
	Excise Tax Gross-Up	n/a	n/a		n/a		1,567,905
	Total	$—	$711		$3,308,020		$5,548,096
Smith, Frank	Cash Severance Payment	—	—		520,200		1,040,400
	Restricted Stock Awards(1)	—	347		—		339,797
	Continued Health Care Coverage	—	—		12,680		12,680
	Excise Tax Gross-Up	n/a	n/a		n/a		427,289
	Total	$—	$347		$532,880	(2)	$1,820,166
Bettis, Hal	Cash Severance Payment	—	214,200	(2)	520,200	(3)	1,040,400
	Restricted Stock Awards(1)	—	347		—		186,037
	Continued Health Care Coverage	—	—		—		—
	Excise Tax Gross-Up	n/a	n/a		n/a		n/a
	Total	$—	$214,547		$520,200	(2)	$1,226,437
Mourglia, Richard	Cash Severance Payment	—	161,400	(2)	430,400	(3)	860,800
	Restricted Stock Awards(1)	—	304		—		163,519
	Continued Health Care Coverage	—	—		—		—
	Excise Tax Gross-Up	n/a	n/a		n/a		n/a
	Total	$—	$161,704		$430,400		$1,024,319

(1)	Amounts include the value of unvested awards at December 31, 2012 that would vest based on the termination event. The fair market value of a share of stock on December 31, 2012 was $1.55 per share on a post-split basis.

(2)	Messrs. Bettis and Mourglia are entitled to a payout equal to their respective pro-rata bonus upon termination due to death or disability.

(3)	Absent a change in control, Messrs. Bettis and Mourglia are only entitled to a servance payment upon termination without cause.

COMPENSATION OF DIRECTORS

2012 Director Compensation

Effective January 17, 2012, Steven Barrenchea, Richard Cohen, William Greenwood, Alan Bell and Steven Sisselman resigned from the Company’s Board of Directors. Effective the following day, Michael Keener, Steven Kovacs, Dr. Alexander Kulpecz, Jr., Emanuel Pearlman, Robert Schmitz, and Eric Stearns were appointed to serve as Directors of the Company.

The new Directors were appointed in connection with the Company’s restructuring, which was consummated on December 22, 2011. The Company’s Board of Directors for the majority of 2012 consisted of seven members, which included the six newly appointed Directors previously mentioned and Mr. Watt. Consistent with historical practice, Mr. Watt is not entitled to any additional compensation for serving as a Director. Upon their resignation, Messrs. Barrenchea, Cohen, Greenwood, Bell and Sisselman retained their previously granted restricted stock.

Pursuant to the Committee’s recommendation for director cash compensation, the Board approved the following director cash compensation structure effective January 1, 2012. Directors may receive such compensation in the form of the Company’s common stock.

•	Annual retainer of $50,000, payable in quarterly installments;

•	$50,000 for the Chairman of the Board, payable in quarterly installments;

•	$25,000 for the Chairman of the Audit Committee, payable in quarterly installments;

•

$15,000 for each of the Chairmen of the Nominations and Corporate Governance Committee, the Health, Safety & Environmental Committee and the Compensation Committee, each payable in quarterly installments;

•	$7,500 for each member of the Audit Committee, payable in quarterly installments;

•

$5,000 for each member of each of the Nominations and Corporate Governance Committee, the Health, Safety & Environmental Committee and the Compensation Committee, each payable in quarterly installments; and

•	$2,000 fee for each meeting of the Board attended by the director (including telephonic meetings), payable at the end of each quarter.

The director compensation guidelines for 2012 do not provide for committee meeting fees.

As previously discussed, on March 5, 2012, the Board unanimously authorized the adoption of the 2012 Stock Incentive Plan to become effective immediately. In conjunction with the adoption of the 2012 Plan, the Board approved the following grants to nonemployee directors of nonqualified stock options to purchase an aggregate of 600,000 shares of common stock at $3.41(exercise price) per share, as previously recommended by the Committee. The Committee chose to introduce stock options into the Director compensation program for 2012 to align the Directors with the Company’s stockholders and reward them for future stock price growth.

The table below shows the number of stock options granted to each Director and the associated vesting schedule.

Name	# Options	# Options Vesting Upon Grant	# Options Vesting on March 5, 2013	# Options Vesting on March 5, 2014
Michael R. Keener	100,000	33,333	33,333	33,334
Stephen P. Kovacs	100,000	33,333	33,333	33,334
Alexander A. Kulpecz, Jr.	100,000	33,333	33,333	33,334
Emanuel R. Pearlman	100,000	33,333	33,333	33,334
Robert A. Schmitz	100,000	33,333	33,333	33,334
Eric R. Stearns	100,000	33,333	33,333	33,334

For 2012, Directors could elect to receive Board fees in cash or in shares of Company stock. If an election to receive Company stock was made, such Director was entitled to the number of shares equal to 125% of the Board fees earned divided by the fair market value of the stock on the last day of the respective fiscal quarter. However, none of the Directors made such elections during 2012.

During 2012, Mr. Watt served as a Director, but was not entitled to any additional compensation for such service. Therefore, Mr. Watt is not included in the Director Compensation Table below.

The Director Compensation Table below displays the total compensation awarded to, earned by or paid to Directors for the fiscal year ending December 31, 2012. All amounts shown below are in dollars.

Name (a)	Fees Earned or Paid in Cash (b) ($)		Stock Awards (c) ($)	Option Awards(1) (d) ($)	Non-Equity Incentive Plan Compensation (e) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f) ($)	All Other Compensation (g) ($)	Total (h) ($)
Robert A. Schmitz	137,500		—	246,000	—	—	—	383,500
Michael R. Keener	117,500		—	246,000	—	—	—	363,500
Stephen P . Kovacs	93,500		—	246,000	—	—	—	339,500
Alexander A. Kulpecz, Jr.	110,000		—	246,000	—	—	—	356,000
Emanuel R. Pearlman	100,000		—	246,000	—	—	—	346,000
Eric R. Stearns	98,000		—	246,000	—	—	—	344,000
Steven Barrenechea	10,455	(2)	—	—	—	—	—	10,455
Alan D. Bell	23,116	(2)	—	—	—	—	—	23,116
Richard M. Cohen	13,396	(2)	—	—	—	—	—	13,396
William E. Greenwood	12,955	(2)	—	—	—	—	—	12,955
Steven M. Sisselman	13,396	(2)	—	—	—	—	—	13,396

(1)	Represents option grants of 100,000 shares awarded on March 5, 2012 with a fair value of $2.46.

(2)	Board fees received prior to resigning on January 17, 2012.

The table below summarizes the stock options held by each of the directors as of December 31, 2012.

	Option Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Robert A. Schmitz	33,333	66,667	—	3.41	3/5/2017
Michael R. Keener	33,333	66,667	—	3.41	3/5/2017
Stephen P. Kovacs	33,333	66,667	—	3.41	3/5/2017
Alexander A. Kulpecz, Jr.	33,333	66,667	—	3.41	3/5/2017
Emanuel R. Pearlman	33,333	66,667	—	3.41	3/5/2017
Eric R. Stearns	33,333	66,667	—	3.41	3/5/2017

Messrs. Kovacs and Pearlman resigned from the Board on January 8, 2013 and January 14, 2013, respectively.

2013 Director Compensation

Effective January 8, 2013, Stephen P. Kovacs resigned from the Company’s Board of Directors. Effective January 14, 2013, Emanuel R. Pearlman resigned from the Company’s Board of Directors. Effective March 28, 2013, Marjorie L. Bowen and John R. Brecker were appointed to serve as Directors of the Company.

The Strategic Development Committee of the Board was established on December 19, 2013. On January 29, 2013, the Board approved the following director cash compensation for the members of the Strategic Development Committee:

•	$15,000 for the Chairman of the Strategic Development Committee, payable in quarterly installments;

•	$5,000 for each non-employee member of the Strategic Development Committee, payable in quarterly installments.

On April 25, 2013, the Board of Directors unanimously approved the grant to each non-employee Director of $100,000 worth of deferred stock units at a price of $1.73 per share, as previously recommended by the Compensation Committee. The Compensation Committee chose to use deferred stock units in the compensation program for the Board of Directors for 2013 to align the Directors’ interests with those of stockholders and to incent them to increase the Company’s stock price over time. With respect to each Director, subject to such Director’s continuous service to the Company, the units vest in three equal segments: 1/3 on the date of grant, 1/3 on the first anniversary of the date of grant, and 1/3 on the second anniversary of the date of grant. In the event of a Change of Control of the Company (as defined in the deferred stock unit agreement), the units vest in full. The Company will issue to each Director one share of Common Stock on the settlement date for each vested unit held by the director. The settlement date will be the first to occur of: (i) the fifth anniversary of the date of grant; and (ii) a Change in Control (provided that the event constituting a Change in Control constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended).

Certain Information Concerning Executive Officers

The below table sets forth certain information regarding our current executive officers:

Name	Age	Position
James A. Watt	63	President, Chief Executive Officer and Director
Frank T. Smith, Jr.	66	Senior Vice President, Chief Financial Officer and Secretary
Hal L. Bettis	67	Executive Vice President, Business Development and Environmental Affairs
Richard H. Mourglia	54	General Counsel and Senior Vice President—Land

James A. Watt became a Director of our Company on April 16, 2007 and our President and Chief Executive Officer on April 17, 2007. Mr. Watt served as the Chief Executive Officer of Remington Oil and Gas Corporation from February 1998 and the Chairman of Remington from May 2003, until Helix Energy Solutions Group, Inc. (NYSE: HLX) acquired Remington in July 2006. From August 2006 through March 2007, Mr. Watt served as the Chairman and Chief Executive Officer of Maverick Oil & Gas, Inc. (OTC: MVOG.OB). Mr. Watt currently serves on the Board of Directors of Helix and Bonanza Creek Energy, Inc. (NYSE: BCEI). Mr. Watt received a B.S. in Physics from Rensselaer Polytechnic Institute.

Frank T. Smith, Jr. joined Dune Energy, Inc. as Senior Vice President and Chief Financial Officer on April 17, 2007 and was appointed as Secretary in January 2012. From 2004 through 2006, Mr. Smith served as Senior Vice President—Finance and Corporate Secretary of Remington Oil and Gas Corp., which was acquired by Helix Energy Solutions Group, Inc. (NYSE: HLX) in June 2006. From June 1997 through 2003, Mr. Smith served as Executive Vice President and Manager of energy lending at the Bank of Texas. From 1991 through 1997, Mr. Smith served as Director in the energy and utilities division of the First National Bank of Boston. Prior to 1991, Mr. Smith held positions of increasing responsibility in the energy banking departments of other major, publicly-traded United States financial institutions. Immediately prior to coming to our Company, he served as President and Chief Financial Officer of Sonoran Energy, Inc. Mr. Smith received an MBA in Corporate Finance & Banking from the University of Pennsylvania (Wharton School). He also holds M.Ed and B.S. degrees from the University of Delaware.

Hal L. Bettis became our Senior Vice President and Chief Operating Officer on May 21, 2007. From 2004 through 2007, Mr. Bettis served as Executive Vice-President of Operations of Goldking Energy Corporation, which was acquired by our Company in May 2007. From 2001 through 2004, he served as President and Chief Operating Officer of Dunhill Resources, Inc. and from 1999 through 2001 he served as President and Chief Operating Officer of Willis Energy, LLC, each an independent oil and natural gas exploration and production company. From 1994 through 1999, Mr. Bettis served as Chief Operating Officer of Taylor Energy Company, an independent exploration and production company operating entirely in the Gulf of Mexico. Mr. Bettis received a B.S. in Petroleum Engineering from Mississippi State University. On January 31, 2013, Mr. Bettis’ title changed to Executive Vice President, Business Development and Environmental Affairs.

Richard H. Mourglia has served as General Counsel and Senior Vice President–Land of Dune, Energy, Inc. since August 2008. From 1990 until joining Dune, Mr. Mourglia was in private practice in major law firms where his practice involved a variety of oil and gas transactional matters. Mr. Mourglia began his career in 1980 as a petroleum landman, including heading his own petroleum land services company from 1984 to 1990. Mr. Mourglia received a BBA in Finance in 1980 from The University of Texas at Austin and a law degree in 1990 from South Texas College of Law.

Our executive officers are appointed by our Board of Directors and serve at its discretion, subject to the terms of applicable employment agreements. There are no family relationships among any of the directors or executive officers of our Company.

SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 29, 2013 by (i) each of our current executive officers (the “Named Executive Officers”) and directors, (ii) each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of our common stock; and (iii) all of our current directors and the Named Executive Officers as a group:

Name of Beneficial Owner(1)	Amount(2)		Percent of Class
James A. Watt (President, Chief Executive Officer and Director)(3)	549,880	(3)	1%
Frank T. Smith, Jr. (Senior Vice President, Chief Financial Officer and Secretary)(4)	221,175	(4)	*
Hal L. Bettis (Executive Vice President, Business Development and Environmental Affairs)(5)	120,588	(5)	*
Richard H. Mourglia (General Counsel and Senior Vice President–Land)(6)	105,850	(6)	*
Marjorie L. Bowen	0		*
John R. Brecker	0		*
Michael R. Keener (Director)(7)	66,666	(7)	*
Dr. Alexander A. Kulpecz, Jr. (Director)(7)	66,666	(7)	*
Robert A. Schmitz (Director and Chairman of the Board)(7)	66,666	(7)	*
Eric R. Stearns (Director)(7)	66,666	(7)	*
West Face Long Term Opportunities Global Master L.P.(8)	8,909,791	(8)	15.1%
BlueMountain(9)	12,337,048	(9)	20.9%
Zell Credit Opportunities Side Fund, L.P.(10)	3,792,068	(10)	6.4%
Whitebox(11)	3,031,374	(11)	5.1%
TPG Funds(12)	7,970,018	(12)	13.5%
Strategic Value Special Situation Fund, L.P.(13)	14,650,040	(13)	24.8%
Highbridge International, LLC(14)	3,076,556	(14)	5.2%
All Officers & Directors as a Group (10 persons)	1,264,157		2.1%

*	Indicates ownership of less than 1%

(1)	Unless otherwise indicated, the address of the beneficial holder is c/o Dune Energy, Inc., Two Shell Plaza, 777 Walker Street, Suite 2300, Houston, Texas 77002. The number of shares and any exercise prices with respect to awards and equity issuances made prior to December 1, 2009 have been adjusted to give effect to the 1-for-5 reverse stock split effective December 1, 2009, and the 1-for-100 reverse stock split effective December 22, 2011.

(2)	Under Rule 13d-3 promulgated by the SEC, a person is deemed to be the beneficial owner of securities if one has the power to vote or direct the voting of such securities or has the power to dispose or direct the disposition of such securities. A person is also deemed to be the beneficial owner of securities that can be acquired by such person within 60 days. For purposes hereof, each beneficial owner’s percentage ownership is determined by assuming that options that are held by such person (but not held by any other person), and which are exercisable within 60 days from the Record Date, have been exercised. For purposes hereof any deferred stock units which would settle within 60 days from the Record Date if such person was terminated from the Company are deemed to be beneficially owned. As of April 26, 2013, an aggregate of 59,006,648 shares of common stock were outstanding.

(3)	Includes voting power with respect to 133,200 unvested shares of common stock awarded pursuant to the 2012 Plan all of which are subject to vesting in accordance with certain performance-based criteria set forth in the grant agreement with respect to the grant.

(4)	Includes voting power with respect to 33,800 unvested shares of common stock awarded pursuant to the 2012 Plan all of which are subject to vesting in accordance with certain performance-based criteria set forth in the grant agreement with respect to the grant.

(5)	Includes voting power with respect to 33,800 unvested shares of common stock awarded pursuant to the 2012 Plan all of which are subject to vesting in accordance with certain performance-based criteria set forth in the grant agreement with respect to the grant.

(6)	Includes voting power with respect to 29,650 unvested shares of common stock awarded pursuant to the 2012 Plan all of which are subject to vesting in accordance with certain performance-based criteria set forth in the grant agreement with respect to the grant.

(7)	In connection with the adoption of the 2012 Plan, on March 5, 2012, each independent director was granted 100,000 options, 33,333 of which immediately became exercisable, and 33,333 vest on March 5, 2013, and 33,333 vest on March 5, 2014.

(8)	The address of West Face Long Term Opportunities Global Master L.P. is c/o West Face Capital Inc., 810-2 Bloor Street East, Box #85, Toronto, Ontario M4W 1A8. West Face Capital Inc. (“West Face Capital”), which is the Advisor to West Face Long Term Opportunities Global Master L.P. (“Global Master Fund”), exercises voting and dispositive power over the securities held by Global Master Fund. Voting and investment decisions of West Face Capital are made by its Co-Chief Investment Officers, Gregory Boland and Peter Fraser, each of whom disclaims beneficial ownership of any shares held by Global Master Fund.

(9)	The address of BlueMountain Distressed Master Fund L.P. is Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands. Ethan Auerbach, Andrew Feldstein and Derek Smith exercise voting and dispositive power over the securities held by BlueMountain Distressed Master Fund L.P. The address of BlueMountain Long/Short Credit Master Fund L.P. is Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands. Ethan Auerbach, Andrew Feldstein and Derek Smith exercise voting and dispositive power over the securities held by BlueMountain Long/Short Credit Master Fund L.P. The address of AAI BlueMountain Fund PLC is Beaux Lane House, Mercer Street Lower, Dublin, Ireland. Ethan Auerbach, Andrew Feldstein and Derek Smith exercise voting and dispositive power over the securities held by AAI BlueMountain Fund PLC. The address of Blue Mountain Credit Alternatives Master Fund L.P. is Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands. Ethan Auerbach, Andrew Feldstein and Derek Smith exercise voting and dispositive power over the securities held by Blue Mountain Credit Alternatives Master Fund L.P. The address of BlueMountain Timberline Ltd. is Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands. Ethan Auerbach, Andrew Feldstein and Derek Smith exercise voting and dispositive power over the securities held by BlueMountain Timberline Ltd. The address of BlueMountain Kicking Horse Fund L.P. is Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands. Ethan Auerbach, Andrew Feldstein and Derek Smith exercise voting and dispositive power over the securities held by BlueMountain Kicking Horse Fund L.P. The address of BlueMountain Strategic Credit Master Fund L.P. is Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands. Ethan Auerbach, Andrew Feldstein and Derek Smith exercise voting and dispositive power over the securities held by BlueMountain Strategic Credit Master Fund L.P. The address of BlueMountain Credit Opportunities Master Fund I L.P. is Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands. Ethan Auerbach, Andrew Feldstein and Derek Smith exercise voting and dispositive power over the securities held by BlueMountain Credit Opportunities Master Fund I L.P.

(10)	The address of Zell Credit Opportunities Side Fund, L.P. (“ZCOF”) is Two North Riverside Plaza, Suite 600, Chicago, IL, 60606. ZCOF is a Delaware limited partnership. Chai Trust Company, LLC, an Illinois limited liability company (“Chai”), is the general partner and investment manager of ZCOF. The following individuals are the Senior Managing Directors of Chai: Robert M. Levin, Donald J. Liebentritt, Jonathan D. Wasserman, JoAnn Zell, Kellie Zell and Matthew Zell.

(11)	The address of Whitebox Multi-Strategy Partners, LP is 3033 Excelsior Blvd, STE 300 Minneapolis, MN 55416. Andrew Redleaf exercises voting and dispositive power over the securities held by Whitebox Multi-Strategy Partners, LP. The address of Pandora Select Partners, LP is 3033 Excelsior Blvd, STE 300 Minneapolis, MN 55416. Andrew Redleaf exercises voting and dispositive power over the securities held by Pandora Select Partners, LP. The address of Whitebox Credit Arbitrage Partners, LP is 3033 Excelsior Blvd, STE 300 Minneapolis, MN 55416. Andrew Redleaf exercises voting and dispositive power over the securities held by Whitebox Credit Arbitrage Partners, LP.

(12)	The address of TPG Opportunity Fund I, L.P. (“Opportunity I”) is 301 Commerce Street, Suite 3300, Fort Worth, TX, 76102. Opportunity I’s general partner is TPG Opportunities Advisors, Inc., a Delaware corporation (“Opportunities Advisors”). David Bonderman and James G. Coulter are officers, directors and sole shareholders of Opportunities Advisors and therefore may be deemed to beneficially own the shares held by Opportunity I. Messrs. Bonderman and Coulter disclaim beneficial ownership of the shares held by Opportunity I except to the extent of their pecuniary interest therein. The address of Opportunities Advisors and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102. The address of TPG Opportunity Fund III, L.P. (“Opportunity III”) is 301 Commerce Street, Suite 3300, Fort Worth, TX, 76102. Opportunity III’s general partner is Opportunities Advisors. David Bonderman and James G. Coulter are officers, directors and sole shareholders of Opportunities Advisors and therefore may be deemed to beneficially own the shares held by Opportunity III. Messrs. Bonderman and Coulter disclaim beneficial ownership of the shares held by Opportunity III except to the extent of their pecuniary interest therein. The address of Opportunities Advisors and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

(13)	The address of Mardi Gras Ltd. is c/o Strategic Value Partners, LLC, 100 West Putnam Avenue, Greenwich, CT 06830. Victor Khosla, the Chief Investment Officer of Strategic Value Partners, LLC, indirectly exercises voting and dispositive power over the securities held by Mardi Gras Ltd. Mr. Khosla disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The address of High Ridge Ltd. is c/o Strategic Value Partners, LLC, 100 West Putnam Avenue, Greenwich, CT 06830. Victor Khosla, the Chief Investment Officer of Strategic Value Partners, LLC, indirectly exercises voting and dispositive power over the securities held by High Ridge Ltd. Mr. Khosla disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The address of Strategic Value Special Situations Fund L.P. is c/o Strategic Value Partners, LLC, 100 West Putnam Avenue, Greenwich, CT 06830. Victor Khosla, the Chief Investment Officer of Strategic Value Partners, LLC, indirectly exercises voting and dispositive power over the securities held by Strategic Value Special Situations Fund L.P. Mr. Khosla disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(14)	The address of Highbridge International, LLC is ATTN: Chris Casale 40 West 57th Street, 32nd Floor New York, NY, 10019. Highbridge Capital Management, LLC is the trading manager of Highbridge International, LLC and has voting and dispositive power over the securities held by Highbridge International, LLC. Glenn Dubin is the Chief Executive Officer of Highbridge Capital Management, LLC. Each of Highbridge Capital Management LLC and Glenn Dubin disclaims beneficial ownership of the securities held by Highbridge International LLC

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected MaloneBailey, LLP as independent registered public accountants of the Company to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2013 and the Board of Directors has determined that it would be desirable to request that the stockholders ratify such appointment. MaloneBailey, LLP was our independent registered public accounting firm for our 2012 audit.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, and other services. Pre-approval is detailed as to the specific service or category of service and is subject to a specific approval.

Before selecting MaloneBailey, LLP, the Audit Committee considered the firm’s qualifications as independent registered public accountants and concluded that based on MaloneBailey, LLP’s prior performance and its reputation for integrity and competence, it was qualified. The Audit Committee also considered whether any non-audit services performed for the Company by MaloneBailey, LLP would impair MaloneBailey, LLP’s independence and concluded that they did not. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

A representative of MaloneBailey, LLP will attend our annual meeting. The representative will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

Audit and Tax Fees

During fiscal year 2011 and fiscal year 2012, the aggregate fees for which we were billed by MaloneBailey LLP for professional services were as follows:

	Fiscal Year Ended
	December 31, 2011		December 31, 2012
Audit Fees(1)	$216,500	(2)	$196,600
Audit-Related Fees	—		38,000
Tax Fees	41,500	(3)	25,000
All Other Fees	—		—

(1)	Fees for audit services include fees associated with the annual audit and the review of our quarterly reports on Form 10-Q during the year reported.

(2)	Reflects upward adjustment of $10,000 from amount reflected in last year’s Proxy for amounts billed following the filing of the that Proxy.

(3)	Reflects upward adjustment of $24,450 from amount reflected in last year’s Proxy for amounts billed following the filing of the that Proxy.

The Audit Committee considers whether the provision of the foregoing services is compatible with maintaining the auditor’s independence and has concluded that the foregoing non-audit services and non-audit-related services, did not adversely affect the independence of MaloneBailey LLP.

Vote Required for Approval

Stockholder ratification is not required for making such appointment for the fiscal year ending December 31, 2013 because the Audit Committee has responsibility for the appointment of our independent registered public accountants. The appointment is being submitted for ratification with a view toward soliciting the opinion of stockholders, which opinion will be taken into consideration in future deliberations. No determination has been made as to what action the Board of Directors or the Audit Committee would take if stockholders do not approve the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MALONEBAILEY, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT.

Our Audit Committee was established by our Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 for the purpose of overseeing our accounting and financial reporting processes and the audits of our financial statements. The responsibilities of the Audit Committee are described in the committee’s charter, a copy of which is available at our website, and summarized in the following Report of the Audit Committee.

The committee’s membership consists of John R. Brecker, Robert A. Schmitz and Michael R. Keener, who serves as Chairman. The Board of Directors has also determined that Mr. Keener meets the requirements for being an “audit committee financial expert” as defined by regulations of the SEC. All members of the Audit Committee have been determined to be independent directors by our Board of Directors.

During 2012, 8 meetings of the Audit Committee were held.

Report of the Audit Committee

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Company’s independent registered public accountants are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the Company’s independent registered public accounting firm the Company’s audited financial statements. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to communication with audit committees. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by Independence Standards Board of Directors Standard No. 1 relating to independence discussions with audit committees, has discussed with the Company’s independent registered public accounting firm its independence from the Company and its management, and has considered whether the Company’s independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the accounting firm’s independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. In addition, the Audit Committee met with the Chief Executive Officer and Chief Financial Officer of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s systems of disclosure controls and procedures and internal control over financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

Audit Committee

Michael R. Keener
John R. Brecker
Robert A. Schmitz

Pursuant to SEC Rules, the foregoing Audit Committee Report is not deemed “filed” with the SEC and is not incorporated by reference into the Company’s Annual Report on Form 10-K.

PROPOSAL THREE

ADVISORY VOTE TO APPROVE THE

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Stockholders have an opportunity to cast an advisory vote to approve compensation of executives as disclosed in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives stockholders the opportunity to approve, reject or abstain from voting with respect to our fiscal year 2013 executive compensation programs and policies and the compensation paid to the named executive officers.

As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, the primary objective of our compensation program, including our executive compensation program, is to reward results and align all employees’ interests with those of our stockholders.

This proposal allows our stockholders to express their opinions regarding the decisions of the Compensation Committee on the prior year’s annual compensation to the named executive officers. Your advisory vote will serve as an additional tool to guide the Board of Directors and the Compensation Committee in continuing to improve the alignment of the Company’s executive compensation programs with the interests of the Company and its stockholders, and is consistent with our commitment to high standards of corporate governance.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE FOLLOWING ADVISORY RESOLUTION:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules, including the “Compensation Discussion and Analysis,” the compensation tables and narrative discussion.

Vote Required

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares entitled to vote on, and who vote for or against, the proposal.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the Board of Directors, it will not create or imply any additional fiduciary duty on the part of the Board of Directors, and it will not restrict or limit the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. The Compensation Committee will take into account the outcome of this advisory vote when considering future compensation arrangements for our named executive officers.

PROPOSAL FOUR

ADVISORY VOTE ON THE FREQUENCY OF

STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION

Stockholders have an opportunity to advise the Board of Directors as to whether the Company should conduct an advisory vote with respect to its executive compensation at every annual, second annual or third annual meeting of stockholders. Stockholders may vote at this Annual Meeting on the frequency with which the Company should conduct an advisory vote on the executive compensation as described in the “Compensation Discussion and Analysis” section of the Proxy Statement for that meeting every one, two or three years, or abstain from voting on this proposal. The advisory vote is non-binding, but the Board of Directors and the Compensation Committee will take into account the outcome of the vote when making future decisions about how often the Company conducts an advisory stockholder vote on its executive compensation.

Our compensation program is designed and administered by the Compensation Committee of the Board of Directors, which is composed entirely of independent directors and carefully considers many different factors, as described in the Compensation Discussion and Analysis, in order to provide appropriate compensation for our executives. While the Board of Directors believes that the Compensation Committee and the Board of Directors are in the best position to determine executive compensation, the Board of Directors appreciates and values stockholders’ views. The Board of Directors has determined that an advisory vote on executive compensation every three years is the best approach for the Company based on a number of considerations, including the following:

•	A three-year cycle will provide investors sufficient time to evaluate the effectiveness of our short- and long-term compensation strategies and the related business outcome of the Company;

•

A three-year vote cycle gives the Board of Directors and the Compensation Committee sufficient time to thoughtfully respond to stockholders’ sentiments and to implement any necessary changes to our executive compensation policies and procedures; and

•

The Board of Directors will continue to engage with our stockholders on executive compensation during the period between stockholder votes. Stockholders may communicate directly with the Board of Directors, including on issues of executive compensation.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO CONDUCT AN ADVISORY VOTE ON EXECUTIVE COMPENSATION AT THE ANNUAL MEETING OF STOCKHOLDERS EVERY THREE YEARS BEGINNING WITH THE 2013 ANNUAL MEETING.

Vote Required

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares entitled to vote on, and who vote for or against, the proposal.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the Board of Directors, it will not create or imply any additional fiduciary duty on the part of the Board of Directors, and it will not restrict or limit the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. The Compensation Committee will take into account the outcome of this advisory vote when considering future compensation arrangements for our named executive officers.

PROPOSAL FIVE

AMENDMENT TO THE

DUNE ENERGY, INC. 2012 STOCK INCENTIVE PLAN

We propose amending the Dune Energy, Inc. 2012 Stock Incentive Plan (the “2012 Plan”) to increase the number of shares reserved under the 2012 Plan from 3.25 million to 5.0 million as set forth in Section 1.3 of the 2012 Plan.

Equity is a key component in our ability to attract, motivate and retain high quality employees. To date, we have granted performance-vested restricted stock, time-vested restricted stock and time-vested options representing 2.63 million of our 3.25 million authorized shares. The remaining 0.62 million authorized shares are not sufficient for us to continue our program of making the equity grants that we believe align management and stockholder interests.

The increase in authorized shares in the 2012 Plan requested in this proposal will allow the Board of Directors to make additional equity grants that we believe align management and stockholder interests.

The Board of Directors has approved an amendment to Section 1.3 of the 2012 Plan to increase the number of shares reserved under the 2012 Plan by 1.75 million shares, from 3.25 million to 5.0 million.

Summary of the 2012 Plan

The stockholder approved the 2012 Plan at the 2012 Annual Stockholders’ Meeting. The Board of Directors approved the amendment to the 2012 Plan covered in this proposal on April 25, 2013.

As defined under the 2012 Plan, the Compensation Committee may grant any one or a combination of incentive options (“Incentive Options”), non-qualified stock options, restricted stock, stock appreciation rights (“SARs”) and phantom stock awards, as well as purchased stock, bonus stock and other performance awards (collectively, “Awards”).

Except for Incentive Options which may only be granted to employees of our Company, Awards under the 2012 Plan may be granted to employees and nonemployee directors of the Company who are designated by the Committee. No employee may receive Awards under the 2012 Plan in any given year which, singly or in the aggregate, cover more than 500,000 shares of common stock. As of the date hereof, approximately 40 employees and directors are eligible to participate in the 2012 Plan.

The aggregate number of shares of Common Stock that may be issued or transferred to grantees under the 2012 Plan will not exceed 3,250,000 shares. The amendment to the 2012 Plan would increase this number to 5,000,000 shares. If there is a stock split, stock dividend or other relevant change affecting our Company’s shares, appropriate adjustments will be made in the number of shares that may be issued or transferred in the future and in the number of shares and price of all outstanding Awards made before such event. If shares under an Award are not issued or transferred, those shares would again be available for inclusion in future Award grants. The Compensation Committee is the administrator of the 2012 Plan. The 2012 Plan may be amended by the Board of Directors.

Awards Available Under the 2012 Plan

Stock Options. The Committee may grant options qualifying as incentive stock options under the Internal Revenue Code (the “Code”) and nonqualified stock options. The term of an option will be fixed by the Committee, but will not exceed ten years. In the case of death of the holder of the option or upon the termination, removal or resignation of the option holder for any reason other than for cause within one year of a Change in Control (as that term is defined in the 2012 Plan and described below), an option may be extended for up to 12 months depending on the circumstances. The option price will not be less than the fair market value of the

Common Stock on the date of grant. In the case of an award of incentive options to an employee possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent corporation or subsidiary corporation as those terms are defined in the Code, the option price will not be less than 110% of the fair market value of the Common Stock on the date of grant and the option term will not exceed five years from date of grant. Payment of the option price may be by cash or, with the consent of the Committee, in shares of Common Stock having an equivalent fair market value. With respect to incentive options, the aggregate fair market value of shares of Common Stock for which one or more options granted may for the first time become exercisable during any calendar year will not exceed $100,000.

Restricted Stock. The Committee may also award shares of restricted stock. The shares will be issued as restricted stock within the meaning of Rule 144 under the Securities Act of 1933, as amended. A restricted stock grant will set forth the terms and conditions of the award, including the imposition of a vesting schedule during which the grantee must remain employed by the Company in order to retain the shares under grant. If the grantee’s employment terminates during the period, the grant will terminate and the grantee will be required to return any unvested shares to the Company. The Committee may, however, provide complete or partial exceptions to this requirement as it deems equitable. Unless an Award specifically provides otherwise, any shares not otherwise vested will vest upon the death, disability, termination, removal or resignation of the grantee for any reason other than for cause within one year of a Change in Control (as that term is defined in the 2012 Plan and described below). The grantee cannot dispose of the shares prior to the expiration of forfeiture restrictions set forth in the grant. During this period, however, the grantee will be entitled to vote the shares and, at the discretion of the Committee, receive dividends. Each certificate representing shares granted under the 2012 Plan will bear a legend giving notice of the restrictions in the grant.

Stock Appreciation Rights and Phantom Stock Awards. The Committee may grant SARs, either singly or in combination with an underlying stock option under the 2012 Plan, and phantom stock awards. SARs entitle the recipient to receive, upon exercise, the excess of the fair market value per share on the date of exercise over the grant price as determined by the Committee, subject to a specified cap amount, and are designed to give the grantee the same economic value that would have been derived from exercise of an option. Phantom stock awards are rights granted to recipient to receive cash or Common Stock equal to the fair market value of a specified number of shares of Common Stock at the end of a specified deferral period. The term of an SAR or phantom stock award will be fixed by the Committee. Payment under SARs and phantom stock awards may be made in cash, in shares or a combination of both at the discretion of the Committee. If an SAR granted in combination with an underlying stock option is exercised, the right under the underlying option to purchase shares will terminate.

Bonus Stock and Performance Awards. The Committee may grant bonus stock in consideration of services performed or performance Awards, under which payment may be made in shares of the Common Stock, a combination of Common Stock and cash or cash if the performance of our Company or any subsidiary or affiliate of our Company selected by the Committee meets certain goals established by the Committee and approved by our Board during an award period. Subject to the approval of our Board, the Committee would determine the goals, the length of an award period (not less than one year and not more than ten years), the maximum payment value of a performance Award (not to exceed $1,000,000 or 1,000,000 shares of Common Stock to any employee in any one year) and the minimum performance required before a payment would be made. In order to receive payment, a grantee must remain in employed by the Company until the completion of, and settlement under, the award period, except that the Committee may provide complete or partial exceptions to that requirement as it deems equitable.

Other Stock or Performance-Based Awards. The Committee also may grant shares of Common Stock or performance based Awards on the terms and conditions it determines in its discretion, as well as other rights not an Award otherwise described in the 2012 Plan but denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock or cash as are deemed by the Committee to be consistent with the purposes of the 2012 Plan. Any other stock or performance based Awards may be in addition to, or in lieu of, cash or other compensation due the grantee.

Purchased Stock. The Committee may sell shares of Common Stock on such terms and conditions it determines.

Vesting Upon a Change in Control. The 2012 Plan defines a “Change in Control” as: (i) a merger or consolidation to which the Company is a party if the individuals and entities who were stockholders of the Company immediately prior to the effective date of the merger or consolidation have beneficial ownership or less than 50% of the total combined voting power for election of directors of the surviving corporation following the effective date of the merger or consolidation; or (ii) the sale of all or substantially all of the assets of the Company to any person or entity that is not a wholly owned subsidiary of the Company.

Upon a Change in Control and subject to the approval of the Board, the Committee may (i) accelerate vesting and the time at which all options and SARs outstanding at the time of the Change in Control may be exercised; (ii) waive all restrictions and conditions of all restricted stock and phantom stock outstanding at the time of the Change in Control with the result that all outstanding restricted stock and phantom stock outstanding at that time is deemed satisfied, and the restriction period or other limitations on payment in full with respect to those awards will be deemed to have expired, with any payment to be made within 45 days after the date of the Change in Control; and (iii) determine to amend performance Awards and other stock or performance based Awards or substitute new performance Awards and other stock or performance based awards in consideration of cancellation of outstanding performance Awards and any other stock or performance based awards, in order to ensure that the Awards will become fully vested, deemed earned in full, with the payment made within 45 days after the date of the Change in Control, without regard to payment schedules and notwithstanding that the applicable performance cycle, retention cycle or other restrictions and conditions will not have been completed or satisfied. The Committee is not required to take any of these actions and the decision not to take any or all of these actions will be final, binding and conclusive. In addition, unless the Award specifically provides otherwise, any nonqualified option or restricted stock that is not otherwise vested shall vest upon (i) termination, removal or resignation of an employee or non-employee director for any reason (except for cause) within one (1) year after the effective date of the Change in Control, (ii) death or disability of the participant, or (iii) subject to Board approval, at such other times as the Committee, in its discretion, determines.

Federal Tax Information

The following summary of the effect of United States federal income taxation upon the participant with respect to the 2012 Plan does not purport to be complete and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

Incentive Stock Options

An individual residing in the U.S. who is granted an incentive stock option is not taxed on the date of grant or vesting of such option. If the shares underlying the option are held for at least two years from the date of grant, and at least one year from the date of option exercise (the “holding periods”), then upon the sale of the shares, the individual will generally recognize a long-term capital gain or loss on the difference between the exercise price of the option and the fair market value of the Common Stock underlying the option on the date of sale. If either of the holding periods is not satisfied, the individual will generally recognize as ordinary income on the date of the disposition (a “disqualifying disposition”) of the shares an amount equal to the difference between the option’s exercise price and the fair market value of the Common Stock underlying the option determined as of the date of exercise (not to exceed the gain realized upon the disposition if the disposition is a transaction with respect to which a loss, if sustained, would be recognized). Any further gain or loss upon the disqualifying disposition of the shares constitutes a capital gain or loss.

In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Non-Qualified Stock Options

An individual who is granted a non-qualified stock option generally is not taxed on the date of grant or vesting of such option. Rather, the individual will generally recognize as ordinary income on the date of option exercise an amount equal to the difference between the option’s exercise price and the fair market value of the stock underlying the option on the date of option exercise. Any further gain or loss upon the subsequent sale or disposition of the shares underlying the option constitutes a capital gain or loss.

Stock Appreciation Rights

An individual who is granted a SAR will generally recognize ordinary income on the date the SAR is exercised in an amount equal to the difference between the SAR’s exercise price and the fair market value of the shares underlying the SAR on the date of exercise.

Restricted Stock

Unless an individual makes a timely election under Section 83(b) of the Code (as described below), an individual will recognize ordinary income in an amount equal to the excess of the fair market value of the restricted stock on the date of vesting of the shares over the purchase price, if any, paid for the shares. Any further gain or loss from the subsequent sale of such restricted stock constitutes capital gain or loss. If the individual makes a timely election under Section 83(b), the individual is taxed, at ordinary income rates, on the excess of the fair market value of the restricted stock on the date of grant over the purchase price, if any, paid for the shares, and any further gain or loss on the subsequent sale of the stock constitutes a capital gain or loss.

Restricted Stock Units or Deferred Stock Units

An individual generally will recognize no income upon the receipt of an award of RSUs. Upon the settlement of RSUs, the participant generally will recognize ordinary income in the year of receipt in an amount equal to the cash received and/or the fair market value of any substantially vested shares received in respect of vested RSUs. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Any further gain or loss on a subsequent sale of any shares received will be taxed as capital gain or loss.

In general, the Company is entitled to a deduction in an amount equal to the ordinary income recognized by the individual.

New Plan Benefits

The number, amount and type of awards to be granted in the future to eligible persons under the 2012 Plan cannot be determined at this time. Awards under the 2012 Plan will be granted at the discretion of the Compensation Committee or the Board of Directors, and accordingly cannot be determined at this time.

Granted Awards

On March 5, 2012, the Board of Directors approved the grants to nonemployee directors of nonqualified options to purchase an aggregate of 600,000 shares of Common Stock, as previously recommended by the

Compensation Committee. Emanuel Pearlman and Stephen Kovacs have since resigned and accordingly there are currently options to purchase an aggregate of 400,000 shares held by the Company’s current independent directors. Each of Mr. Pearlman and Mr. Kovacs still holds options to purchase 100,000 shares of Common Stock. On April 25, 2013, the Board of Directors unanimously approved the grant to each non-employee Director of 57,803 deferred stock units (a total of $100,000 worth of deferred stock units at a price of $1.73 per share per director) as previously recommended by the Compensation Committee. As described above, with respect to each Director, subject to such Director’s continuous service to the Company, the units vest in three equal segments: 1/3 on the date of grant, 1/3 on the first anniversary of the date of grant, and 1/3 on the second anniversary of the date of grant. In the event of a Change of Control of the Company (as defined in the deferred stock unit agreement), the units vest in full. The Company will issue to each Director one share of Common Stock on the settlement date for each vested unit held by the director. The settlement date will be the first to occur of: (i) the fifth anniversary of the date of grant; and (ii) a Change in Control (provided that the event constituting a Change in Control constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended).

Directors

Name	Initial Grant (# options)(1)	# Options Vesting Upon Grant	# Options Vesting on March 5, 2013	# Options Vesting on March 5, 2014	Deferred Stock Units Granted on April 25, 2013(2)
Marjorie L. Bowen	0	0	0	0	57,803
John R. Brecker	0	0	0	0	57,803
Michael R. Keener	100,000	33,333	33,333	33,334	57,803
Alexander A. Kulpecz, Jr.	100,000	33,333	33,333	33,334	57,803
Robert A. Schmitz	100,000	33,333	33,333	33,334	57,803
Eric R. Stearns	100,000	33,333	33,333	33,334	57,803
All independent directors as a group(3)	400,000	199,998	199,998	200,004	346,818

(1)	There is one share of common stock underlying each option granted at an exercise price of $3.41 per share. Each option expires on March 5, 2017. As of April 18, 2013, the closing price of our common stock was $1.93 per share.

(2)	There is one share of common stock underlying each deferred stock unit granted.

(3)	The total number of shares of common stock underlying the options and deferred stock units currently held by the Company’s nonemployee directors is 746,818.

The option awards granted to nonemployee directors were granted pursuant to the Dune Energy, Inc. 2012 Stock Incentive Plan Nonqualified Stock Option Award Agreement, which contains provisions that alter or supplement the provisions found in the 2012 Plan, including the definition of Change in Control used in determining whether vesting of options will accelerate in certain circumstances. The deferred stock units granted to nonemployee directors were granted pursuant to the Dune Energy, Inc. 2012 Stock Incentive Plan Deferred Stock Unit Agreement, which contains provisions that alter or supplement the provisions found in the 2012 Plan.

Officers

The Company’s Named Executive Officers and employees do not hold any options, warrants or other rights. There are no other persons who received 5% of the outstanding options, warrants or other rights.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2012 about our equity compensation plans and arrangements.

Equity Compensation Plan Information—December 31, 2012(*)

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	600,000		$3.41	(4)	967,117	(1)
Equity compensation plans not approved by security holders	1,116	(2)(3)	$675.00		—
Total	601,116		$4.66		967,117

(*)	The number of shares and any exercise prices with respect to awards and equity issuances made prior to December 1, 2009 have been adjusted to give effect to the 1-for-5 reverse stock split adopted, effective as of December 2, 2009, and the 1-for-100 reverse stock split effective December 22, 2011.

(1)	Include 955,567 shares available under the 2012 Plan. Includes 3,400 shares available under the 2005 Dune Energy, Inc. Stock Incentive Plan (the “2005 Plan”) and 8,150 shares available under the 2007 Dune Energy, Inc. Stock Incentive Plan (the “2007 Plan”). The following shares may return to the 2012 Plan, the 2007 Plan or the 2005 Plan, as the case may be, and be available for issuance in connection with a future award: (i) shares covered by an award that expires or otherwise terminates without having been exercised in full; (ii) shares that are forfeited or repurchased by us prior to becoming fully vested; (iii) shares covered by an award that is settled in cash; (iv) shares withheld to cover payment of an exercise price or cover applicable tax withholding obligations; (v) shares tendered to cover payment of an exercise price; and (vi) shares that are cancelled pursuant to an exchange or repricing program.

(2)	Consists of warrants and options granted to our employees, officers, directors and consultants, to the extent vested and exercisable (within the meaning of Rule 13d-3(d)(1) promulgated by the SEC under the Securities Exchange Act of 1934, as amended) as of December 31, 2012.

(3)	Excludes 4,078 shares of restricted stock awarded in fiscal year 2009 to non-employee directors having elected to receive shares in lieu of cash for a portion of their annual retainer and fees.

Set forth below is a description of the individual compensation arrangements or equity compensation plans that were not required to be approved by our security holders, pursuant to which the 1,116 shares of our common stock included in the chart above were issuable as of December 31, 2012:

•

Warrant issued September 26, 2006 to a consultant in consideration of services performed on our behalf, which warrant expires September 25, 2015 and is currently exercisable to purchase up to 1,000 shares of our common stock at an exercise price of $675.00 per share;

•

Warrants issued April 17, 2007 to our former lender in accordance with anti-dilutive protection contained in the September 26, 2006 warrant agreement with our former lender, resulting in the issuance of additional warrants expiring on September 25, 2015 and exercisable to purchase up to 116 shares of our common stock at an exercise price of $675.00 per share.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE APPROVING THE AMENDMENT TO THE PLAN.

Vote Required

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares entitled to vote on, and who vote for or against, the proposal.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and beneficial owners of more than 10% of our common stock, or “reporting persons” to file with the SEC reports of their holdings of, and transactions in, our common stock. Reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Other than as disclosed below, based solely on our review of copies of these reports furnished to the Company, we believe that all reports required to be filed by reporting persons pursuant to Section 16(a) of the Exchange Act were filed for the year ended December 31, 2012 on a timely basis.

Certain Relationships and Related Party Transactions

Policies and Procedures Regarding Related Party Transactions

A “Related Party Transaction” is any transaction, arrangement or relationship where the Company is a participant, the Related Party (defined below) had, has or will have a direct or indirect material interest and the aggregate amount involved is expected to exceed $120,000 in any calendar year. “Related Party” includes (a) any person who is or was (at any time during the last fiscal year) an executive officer, director or nominee for election as a director; (b) any person or group who is a beneficial owner of more than 5% of the Company’s voting securities; (c) any immediate family member of a person described in provisions (a) or (b) of this sentence; or (d) any entity in which any of the foregoing persons is employed, is a partner or has a greater than 5% beneficial ownership interest.

When reviewing and approving the terms and conditions of all related party transactions, members of our Board of Directors other than the Related Party will consider all relevant facts and circumstances available to it to determine whether such related party transaction is in, or is not inconsistent with, our best interests, including, without limitation, (a) the extent of the Related Party’s interest in the transaction; (b) the availability of other sources of comparable products or services; (c) whether the terms are competitive with terms generally available in similar transactions with persons that are not Related Parties; (d) the benefit to our Company; and (e) the aggregate value of the transaction. In accordance with our Audit Committee charter, all related party transactions must be submitted to our Audit Committee.

On December 21, 2012, we issued 18,749,997 shares of our common stock in the amounts and to the parties identified below (the “Investors”), pursuant to a Stock Purchase Agreement (collectively the “Stock Purchase Agreements” and such transaction the “Financing”) between the company and each such stockholder, resulting in gross proceeds to the company of $30,000,000 (the “Initial Closing”). Upon our election, and subject to our meeting certain performance objectives, we may conduct two additional closings with the Investors prior to December 31, 2013 (each a “Subsequent Closing”). In each Subsequent Closing, we will issue up to 6,250,000 shares of our common stock at a purchase price of $1.60 per share or a total purchase price of up to $10,000,000. The Investors may also elect to require us to conduct a closing in which we will issue the remaining shares to be issued in the Financing, upon the occurrence of certain events specified in the Stock Purchase Agreements. Certain of the Investors and their affiliates are the beneficial owner of more than 5% of the Company’s voting securities. The Financing is accordingly a “Related Party Transaction”

Purchaser	Number of Shares Purchased
Simplon Partners, L.P.	196,965
Simplon International Limited	482,226
Highbridge International, LLC	1,034,705
West Face Long Term Opportunities Global Master L.P.	2,980,550
BlueMountain Distressed Master Fund L.P.	822,314
BlueMountain Long/Short Credit Master Fund L.P.	930,563
AAI BlueMountain Fund PLC	66,606
Blue Mountain Credit Alternatives Master Fund L.P.	953,573
BlueMountain Timberline Ltd.	841,390
BlueMountain Kicking Horse Fund L.P.	2,378
BlueMountain Strategic Credit Master Fund L.P.	126,985
BlueMountain Credit Opportunities Master Fund I L.P.	383,245
Zell Credit Opportunities Side Fund, L.P.	1,268,542
Whitebox Multi-Strategy Partners, LP	442,487
Pandora Select Partners, LP	187,750
Whitebox Credit Arbitrage Partners, LP	462,738
TPG Opportunity Fund I, L.P.	1,866,320
TPG Opportunity Fund III, L.P.	799,852
Mardi Gras Ltd.	689,986
High Ridge Ltd.	3,976,068
Strategic Value Special Situations Fund, L.P.	234,754

Other Business

We know of no other matters to be submitted to the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board of Directors recommends.

Availability of Accountants at Annual Meeting

MaloneBailey LLP served as our independent registered public accounting firm providing auditing and financial services during fiscal year 2012. We expect that representatives of MaloneBailey LLP will be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

Multiple Stockholders Sharing the Same Address

As permitted by SEC rules, the Company will deliver a single set of the annual report and other proxy materials, to multiple stockholders sharing the same address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will, upon written or oral request, deliver a separate copy of the annual report and other proxy materials to a stockholder at a shared address to which a single copy was delivered and will include instructions as to how the stockholder can notify the Company that the stockholder wishes to receive a separate copy in the future. Registered stockholders wishing to receive a separate copy of the annual report and other proxy materials, in the future or registered stockholders sharing an address wishing to receive a single copy in the future may contact us by writing or telephoning us at: Dune Energy, Inc., Two Shell Plaza, 777 Walker Street, Suite 2300, Houston, Texas 77002 (tel.: 713-229-6300).

Deadlines for receipt of stockholder proposals

A stockholder who intends to present business at the 2014 annual stockholder meeting must comply with the requirements of Rule 14a-8, which provides, among other things, that to bring business before an annual meeting a stockholder must give written notice to our Company’s Secretary not less than 120 calendar days before the anniversary of the filing of this proxy statement. Accordingly, in order to be included in our proxy materials for our 2014 Annual Meeting, we must have received notice of any stockholder proposal(s) submitted in accordance with the proxy rules no later than December 30, 2013 and any notice received after this date may be considered untimely.

By order of the Board of Directors,

Frank T. Smith, Jr.

Senior Vice President, Chief Financial Officer and Secretary

April 29, 2013

APPENDIX A

FIRST AMENDMENT TO THE

DUNE ENERGY, INC.

2012 STOCK INCENTIVE PLAN

This First Amendment to the Dune Energy, Inc. 2012 Stock Incentive Plan (the “Amendment”) is made effective as of                     , 2013 (the “Effective Date”), by Dune Energy, Inc., a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, the Board of Directors of the Company (the “Board”) established the Dune Energy, Inc. 2012 Stock Incentive Plan (the “Plan”) effective as of March 5, 2012.

WHEREAS, the Board now desires to further amend the Plan to increase the maximum number of shares available under the Plan.

NOW, THEREFORE, pursuant to the authority reserved in Section 1.5, the Plan is amended as follows:

1. Effective as of the Effective Date, the first sentence of Section 1.3 of the Plan is hereby amended and restated in its entirety as follows:

The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 5,000,000 shares of Common Stock (subject to adjustment as described below).

2. Effective as of the Effective Date, the second sentence of Article IX of the Plan is hereby amended and restated in its entirety as follows:

To the extent that any such Award includes a vesting schedule, except as may otherwise be permitted under Section 409A of the Code, payment of such Award shall be made by the later of (i) the date that is 2 1/2 months after the end of the Participant’s first taxable year in which the Award is earned under the Plan or (ii) the date that is 2 1/2 months after the end of the Company’s first taxable year in which the Award is earned under the Plan, and such payment shall not be subject to any election by the Participant to defer the payment to a later period.

3. Except as otherwise specifically set forth herein, all other terms and conditions of the Plan shall remain in full force and effect.

A-1

IN WITNESS WHEREOF, the Board has caused this Amendment to be executed on its behalf by its duly authorized officer as of the day and year first written above.

DUNE ENERGY, INC.

By:

Name:	Robert Schmitz
Title:	Chairman

A-2

DUNE ENERGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James A. Watt, Frank T. Smith, Jr. and Richard H. Mourglia, or any of them, as proxy, with full power of substitution, to represent the undersigned at the 2013 annual meeting of Stockholders to be held at the DoubleTree Downtown, 400 Dallas Street, Houston, Texas 77002 on June 5, 2013 at 11:00 a.m. local time, and at any adjournments thereof, and to vote the shares that undersigned would be entitled to vote if personally presented, as indicated on the reverse side.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

DUNE ENERGY, INC.

PROXY VOTING INSTRUCTIONS

June 5, 2013

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card

are available at http://www.RRDEZProxy.com/2013/DuneEnergy

iPlease detach along perforated line and mail in the envelope provided.i

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE

MARK YOUR VOTE IN

BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors
☐	FOR ALL NOMINEES	o o o o o o o	Marjorie L. Bowen John R. Brecker Michael R. Keener Alexander A. Kulpecz, Jr. Robert A. Schmitz Eric R. Stearns James A. Watt	The shares of common stock represented by this proxy will be voted as directed. However, if no direction is given, the shares of common stock will be voted FOR the election of the nominees, FOR the ratification of appointment of MaloneBailey, LLP as our independent registered public accounting firm for the year ending December 31, 2013, FOR the advisory vote to approve the compensation of the named executive officers, FOR the advisory vote to hold advisory stockholder votes to approve the compensation of the named executive officers every three years, and FOR the amendment to the Company’s Stock Incentive Plan.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			If any other business is properly presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the meeting.

☐	FOR ALL EXCEPT

(See instructions below)
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —

2. Ratification of appointment of MaloneBailey, LLP as our independent registered public accounting firm for the year ending December 31, 2013.

☐ ☐ ☐	FOR AGAINST ABSTAIN

3. Ratification of the compensation package granted to our Named Executive Officers.

☐ ☐ ☐	FOR AGAINST ABSTAIN

4. Advisory vote on the frequency of stockholder votes on executive compensation.

☐ ☐ ☐ ☐	1 YEAR 2 YEARS 3 YEARS ABSTAIN

5. Amendment to the Company’s Stock Incentive Plan.

☐ ☐ ☐	FOR AGAINST ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the ☐registered name(s) on the account may not be submitted via this method.

Signature of Stockholder	Date:	Signature of Stockholder	Date

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

DUNE ENERGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James A. Watt, Frank T. Smith, Jr. and Richard H. Mourglia, or any of them, as proxy, with full power of substitution, to represent the undersigned at the 2013 annual meeting of Stockholders to be held at the DoubleTree Downtown, 400 Dallas Street, Houston, Texas 77002, on June 5, 2013 at 11:00 a.m. local time, and at any adjournments thereof, and to vote the shares that undersigned would be entitled to vote if personally presented, as indicated on the reverse side.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

DUNE ENERGY, INC.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card

are available at http://www.RRDEZProxy.com/2013/DuneEnergy

June 5, 2013

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.i

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE

MARK YOUR VOTE IN

BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors

☐	FOR ALL NOMINEES	o o o o o o o	Marjorie L. Bowen John R. Brecker Michael R. Keener Alexander A. Kulpecz, Jr. Robert A. Schmitz Eric R. Stearns James A. Watt	The shares of common stock represented by this proxy will be voted as directed. However, if no direction is given, the shares of common stock will be voted FOR the election of the nominees, FOR the ratification of appointment of MaloneBailey, LLP as our independent registered public accounting firm for the year ending December 31, 2013, FOR the advisory vote to approve the compensation of the named executive officers, FOR the advisory vote to hold advisory stockholder votes to approve the compensation of the named executive officers every three years, and FOR the amendment to the Company’s Stock Incentive Plan.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			If any other business is properly presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the meeting.

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —

2. Ratification of appointment of MaloneBailey, LLP as our independent registered public accounting firm for the year ending December 31, 2013.

☐ ☐ ☐	FOR AGAINST ABSTAIN

3. Ratification of the compensation package granted to our Named Executive Officers.

☐ ☐	FOR AGAINST

☐	ABSTAIN
4. Advisory vote on the frequency of stockholder votes on executive compensation.

☐ ☐ ☐ ☐	1 YEAR 2 YEARS 3 YEARS ABSTAIN

5. Amendment to the Company’s Stock Incentive Plan.

☐ ☐ ☐	FOR AGAINST ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the ☐registered name(s) on the account may not be submitted via this method.

Signature of Stockholder	Date:	Signature of Stockholder	Date

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.